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                                                                     EXHIBIT 2.4

                            ASSET PURCHASE AGREEMENT

                                      AMONG

           VERIZON MEDIA VENTURES INC., AND GTE SOUTHWEST INCORPORATED

                                       AND

                            USAB VIDEO CORP II, INC.

                                       AND

                               USA BROADBAND, INC.

                                  MARCH 1, 2002

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                                TABLE OF CONTENTS

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                                                                                                        PAGE
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ARTICLE I      Definitions and Interpretation.............................................................1
     1.1       Definitions................................................................................1
     1.2       Interpretation.............................................................................6
ARTICLE II     Purchase and Sale of Acquired Assets.......................................................6
     2.1       Acquired Assets Subject to Agreement.......................................................6
           (a) Equipment..................................................................................6
           (b) Inventory..................................................................................6
           (c) Acquired Contracts.........................................................................7
           (d) Acquired Records...........................................................................7
           (e) Certain Insurance Proceeds.................................................................7
     2.2       Excluded Assets............................................................................7
           (a) Cash.......................................................................................7
           (b) Claims.....................................................................................7
           (c) Intellectual Property......................................................................8
           (d) Bonds and Insurance........................................................................8
           (e) Accounts Receivable........................................................................8
           (f) Tax Refunds and Insurance Claims...........................................................8
           (g) Inter-Unit Assets..........................................................................8
           (h) Corporate Documents........................................................................8
           (i) Other Contracts............................................................................8
           (j) Rights under Agreements....................................................................8
           (l) Excluded Liabilities.......................................................................8
           (m) Excluded Records...........................................................................8
           (n) Other Operating Assets.....................................................................8
           (o) Telephony and Alarm Assets.................................................................9
           (p) Subcontract Related Assets.................................................................9
     2.3       Third Party Consents and Amendment.........................................................9
     2.4       Subcontracting.............................................................................9
     2.5       Substantial Negative Change................................................................9
     2.6       Adjustments To Acquired Contracts..........................................................10
ARTICLE III    Assumption of Liabilities..................................................................10
     3.1       Assumption of Liabilities..................................................................10
           (a) Acquired Contracts.........................................................................10
           (b) Certain Operating Liabilities..............................................................10
     3.2       Excluded Liabilities.......................................................................10
           (a) Liabilities Related to this Agreement......................................................10
           (b) Excluded Assets............................................................................10
           (c) Taxes......................................................................................10
           (d) Claims and Litigation......................................................................11
           (e) Employment Matters.........................................................................11
           (f) Earned Commissions.........................................................................11
           (g) Telephony and Alarm Services...............................................................11
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           (h) Certain Operating Liabilities..............................................................11
ARTICLE IV     Consideration..............................................................................11
     4.1       Consideration..............................................................................11
     4.2       Payment of Purchase Price..................................................................11
     4.3       Adjustments to Closing Date Amount.........................................................12
     4.4       Final Adjustment Amount....................................................................13
     4.5       Allocation of Cash Payment.................................................................14
ARTICLE V      Representations and Warranties of Seller...................................................15
     5.1       Organization, Standing and Power...........................................................15
     5.2       Authority..................................................................................15
     5.3       No Breach or Conflict......................................................................15
     5.4       Desired Consents...........................................................................15
     5.5       Receivables................................................................................15
     5.6       Tangible Assets............................................................................15
     5.7       Claims, Litigation and Disputes............................................................15
     5.8       MDU Agreements.............................................................................16
     5.9       Compliance With Laws.......................................................................16
     5.10      Taxes, Fees and Utilities..................................................................16
     5.11      Financial Statement........................................................................16
     5.12      Free Video Services........................................................................17
     5.13      Brokerage Fees.............................................................................17
     5.14      Environmental Laws.........................................................................17
     5.15      Disclaimer.................................................................................17
ARTICLE VI     Representations and Warranties of Buyer....................................................17
     6.1       Organization, Standing and Power...........................................................17
     6.2       Authority..................................................................................17
     6.3       No Breach or Conflict......................................................................18
     6.4       Claims, Litigation and Disputes............................................................18
     6.5       Brokerage Fees.............................................................................18
     6.6       Qualification..............................................................................18
     6.7       Buyer's Investigation......................................................................18
ARTICLE VII    Seller's Covenants.........................................................................19
     7.1       Access.....................................................................................19
     7.2       Conduct of Business Pending Closing........................................................19
     7.3       Further Assurances.........................................................................20
     7.4       Confidentiality............................................................................20
     7.5       Seller's Due Diligence Memorandum Update...................................................20
     7.6       Notice of Significant Changes..............................................................21
     7.7       Audit of Statements of Operations..........................................................21
     7.8       BroadbandNOW Agreements....................................................................21
ARTICLE VIII   Covenants of Buyer.........................................................................22
     8.1       Third-Party Consents.......................................................................22
     8.2       Discharge of Assumed Liabilities...........................................................22
     8.3       Confidentiality............................................................................22
     8.4       BroadbandNOW Agreements....................................................................23
     8.5       Bonds, Letters of Credit, Etc..............................................................23
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     8.6       Further Assurances.........................................................................23
     8.7       Bulk Sales Laws............................................................................23
ARTICLE IX     Conditions to Seller's Obligations.........................................................24
     9.1       Buyer's Representations and Warranties.....................................................24
     9.2       Buyer's Covenants..........................................................................24
     9.3       Buyer's Deliveries.........................................................................24
ARTICLE X      Conditions to Buyer's Obligations..........................................................24
     10.1      Seller's Representations and Warranties....................................................24
     10.2      Seller's Covenants.........................................................................24
     10.3      Seller's Deliveries........................................................................25
ARTICLE XI     Closings and Termination...................................................................25
     11.1      Closings...................................................................................25
     11.2      Termination.:..............................................................................25
     11.3      Effect of Termination......................................................................26
ARTICLE XII    Seller's Deliveries at Closing.............................................................27
     12.1      Bring-Down Certificate.....................................................................27
     12.2      Secretary's Certificate....................................................................27
     12.3      Bill of Sale and Assignment and Assumption Agreement and Subcontracts......................27
ARTICLE XIII   Buyer's Deliveries at Closing..............................................................27
     13.1      Cash Payment...............................................................................27
     13.2      Bring-Down Certificate.....................................................................27
     13.3      Secretary's Certificate....................................................................27
     13.4      Bill of Sale and Assignment and Assumption Agreement and Subcontracts......................28
ARTICLE XIV    Tax Matters................................................................................28
     14.1      Filing of Returns..........................................................................28
     14.2      Access to Books and Records................................................................28
     14.3      Indemnification for Taxes..................................................................28
     14.4      Transaction Taxes..........................................................................30
     14.5      Tax Prorations.............................................................................30
     14.6      Tax Refunds................................................................................31
ARTICLE XV     Indemnification............................................................................31
     15.1      Survival of Representations, Warranties and Covenants......................................31
     15.2      Indemnification............................................................................32
     15.3      Limitations on Liability...................................................................33
     15.4      Defense of Claims..........................................................................34
     15.5      Inapplicability to Taxes...................................................................36
ARTICLE XVI    Miscellaneous..............................................................................36
     16.1      Expenses...................................................................................36
     16.2      Governing Law..............................................................................36
     16.3      Notices....................................................................................37
     16.4      Counterparts; Third Party Beneficiaries....................................................38
     16.5      Entire Agreement...........................................................................38
     16.6      Modifications..............................................................................38
     16.7      Assignment and Binding Effect..............................................................38
     16.8      Disclosures................................................................................38
     16.9      Public Announcements.......................................................................38
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     16.10     Covenants and Release of Parent............................................................39
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                                INDEX OF EXHIBITS

Exhibit A         Bill of Sale and Assignment and Assumption Agreement
Exhibit B         Purchase Note
Exhibit C         Deposit Note

                                INDEX OF ANNEXES

Annex I           Subcontract

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                            ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement (this "Agreement") is made and entered into this 1st day of March, 2002 ("Effective Date"), by and among Verizon
Media Ventures Inc., a Delaware corporation and GTE Southwest Incorporated, a Delaware corporation (collectively "Seller"), USAB Video Corp II, Inc., a Delaware corporation("Buyer") and USA Broadband Corporation, a Delaware corporation ("Parent"). (Each of Buyer and Seller shall be referred to herein individually as a "Party" and collectively as the "Parties.")

                               W I T N E S S E T H

     WHEREAS, Seller owns and operates video systems serving the multi dwelling units listed on Seller's Due Diligence Memorandum previously delivered to Buyer (the "Systems"); and

     WHEREAS, Seller desires to sell and Buyer desires to buy the Systems and certain related assets herein defined as "Acquired Assets";

     WHEREAS, Parent is the holder of all of the stock of Buyer, and is a party to this Agreement for the purpose of guaranteeing the performance of the obligations of Buyer.

     NOW THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                         Definitions and Interpretation

     1.1  DEFINITIONS.

     "Accounts Receivable" means the aggregate account receivables exclusively related to the Systems to be closed as of the day before each Closing Date.

     "Acquired Assets" is defined in SECTION 2.1.

     "Acquired Contracts" is defined in SECTION 2.1(d).

     "Acquired Records" means all the files, books, records, manuals, correspondence, price lists, customer lists, mailing lists, purchasing materials and records, papers, construction and engineering maps and data, schematics and blueprints pertaining to the Systems, and other data owned by Seller as of the Closing and related exclusively to the Systems other than Excluded Records. Some records, including customer records, are contained on Seller's information systems. Acquired Records includes these records only to the extent that they can be reasonably extracted and delivered to Buyer in an electronic format.

     "Affiliates" means any Person who, directly or indirectly, controls, is controlled by or is under common control with either Party.

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     "Agreement" is defined in the introductory paragraph of this Agreement.

     "Allocation" is defined in SECTION 4.5.

     "Assumed Liabilities" is defined in SECTION 3.1.

     "Bill of Sale and Assignment and Assumption Agreement" means a Bill of Sale and Assignment and Assumption Agreement of Seller, dated as of each Closing Date, in substantially the form of Exhibit A.

     "Buyer" is defined in the introductory paragraph of this Agreement.

     "Buyer BroadbandNOW Agreement" is defined in SECTION 7.8.

     "Buyer's Due Diligence Memorandum" is defined in SECTION 6.6 and is incorporated herein by this reference.

     "Buyer's Knowledge" or similar phrase means the actual knowledge (after reasonable investigation) of Edward P. Mooney.

     "Cash Deposit" is defined in SECTION 4.2(a).

     "Cash Payment" is defined in SECTION 4.1.

     "Closing" and "Closing Date" are defined in SECTION 11.1.

     "Closing Date Amount" is defined in SECTION 4.3.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Commitment Letter" is defined in SECTION 6.5.

     "Contract" means any written contract, agreement, lease, license, commitment or other legally binding written agreement.

     "Court Order" means any judgment, decree, injunction, order, writ or ruling of any Governmental Entity or arbitrator.

     "Customer" means any Person who is paying Seller for video services provided by any of the Systems as well as Person who is receiving complimentary and demonstration video services

     "Customer Agreements" is defined in SECTION 2.1(d)(ii).

     "Deposit Credit" is defined in SECTION 4.2(b).

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     "Deposit Note" is defined in SECTION 4.2(a).

     "Desired Consents" is defined in SECTION 5.4.

     "Equipment" is defined in SECTION 2.1(b).

     "Estimate Statement" is defined in SECTION 4.3.

     "Excluded Assets" is defined in SECTION 2.2.

     "Excluded Liabilities" is defined in SECTION 3.2.

     "Excluded Records" is defined in SECTION 2.2(m).

     "Expiration Date" is defined in SECTION 15.1(a).

     "Final Adjustment Amount" is defined in SECTION 4.4(a).

     "Final Statement" is defined in SECTION 4.4(a).

     "Financial Statement" is defined in SECTION 5.11.

     "GAAP" means United States generally accepted accounting principles.

     "Governmental Entity" means any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign.

     "GTE BroadbandNOW Agreement" is defined in SECTION 7.8.

     "Indemnifiable Losses" is defined in SECTION 15.3(a).

     "Indemnification Payment" is defined in SECTION 15.3(a).

     "Indemnifying Party" is defined in SECTION 15.3(a).

     "Indemnitee" is defined in SECTION 15.3(a).

     "Independent Accountants" is defined in SECTION 4.4(b).

     "Intellectual Property" means all inventions (whether patentable or not and whether or not such inventions are described or claimed in any patent or patent application), designs (useful or ornamental), and works subject to copyright protection, invention disclosures, specifications, manuals, drawings, functional or system block diagrams, flow charts, circuit diagrams, design or user documentation, engineering notebooks, schematics, test programs, documented procedures, documented processes, documented flows, devices, software (in object or source code form and including programs, applications, databases, data files, components or elements thereof and all

                                        3
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versions, upgrades, updates, error corrections, enhancements and documentation thereto), or firmware, and all intellectual property rights therein or based thereon, including patents, patent applications (including continuations, continuations-in-part, divisions, reissues), reexamined patents and extensions thereof, copyrights (whether registered or unregistered), trademarks, trade names, service marks, domain names, registrations, registration applications and trade secrets.

     "Inter-Unit Assets" is defined in SECTION 2.2(g).

     "Inter-Unit Services" means the back-office and administrative support services provided by Affiliates of Seller to Seller, as well as all of services that may be provided by Affiliates of Seller including but not limited to customer care services.

     "Law" means any federal, state, provincial, local or foreign law, statute, rule, regulation or ordinance of any Governmental Entity.

     "Lien" means any lien, charge, mortgage, option, security interest, restriction or other encumbrance affecting title.

     "Material Adverse Effect" means a material adverse effect on the financial condition or business operations of the Systems or the Acquired Assets, taken as a whole.

     "MDU Agreements" is defined in SECTION 2.1(d)(i).

     "New York Courts" is defined in SECTION 16.2.

     "Non-Disclosure Agreement" means that Non-Disclosure Agreement by and between Communications Equity Associates, LLC and Direct Digital Communications, dated September 19, 2001.

     "Notice of Disagreement" is defined in SECTION 4.4(a).

     "Other Contracts" is defined in SECTION 2.2(i).

     "Parties" and "Party" are defined in the introductory paragraph of this Agreement.

     "Periodic Taxes" is defined in SECTION 14.5.

     "Person" means any individual, corporation, partnership, joint venture, trust, business association or other entity.

     "Proration Periods" is defined in SECTION 14.5.

     "Purchase Note" is defined in SECTION 4.1.

     "Regulated Material" means (i) any hazardous substance as defined in CERCLA, and (ii) any other pollutant, waste, contaminant, or other regulated substance under any applicable Law.

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     "Seller" is defined in the introductory paragraph of this Agreement.

     "Seller's Due Diligence Memorandum" is defined in the first Whereas clause of this Agreement and is incorporated herein by this reference.

     "Seller's Knowledge," or any similar phrase, means the actual knowledge (after reasonable investigation) of Lori Edwards or Gregg Dragun.

     "Straddle Period" means with respect to any Closing Date, any taxable year or period beginning before and ending on or after such Closing Date.

     "Subcontract" is defined in SECTION 2.4.

     "Subscriber means a person who has agreed to receive and pay for any video service provided by a System, and who is in fact receiving such service as of the Closing Date. Those persons described in SECTION 5.12 herein are not Subscribers.

     "Substantial Negative Change" means any event which renders at least fifty percent (50%) of the units at the property not habitable for a period exceeding five (5) consecutive days or ten (10) days during any sixty (60) day period prior to the applicable Closing.

     "Supplemental Closing" is defined in SECTION 11.1(b).

     "Systems" is defined in the first Whereas Clause of this Agreement.

     "Tax Indemnitee" is defined in SECTION 14.3(c).

     "Tax Indemnitor" is defined in SECTION 14.3(c).

     "Tax Returns" means all federal, state, local and foreign tax returns, reports, forms, certificates and declarations of estimated tax reports, including attachments, schedules and amendments.

     "Taxes" or "Tax" means all federal, state, provincial, local and foreign taxes, charges, fees, levies and other assessments, including any income, alternative or minimum, business and occupation, gross receipts, disability, unemployment compensation, social security, sales, use, ad valorem, value-added, transfer, franchise, profits, withholding, payroll, employment, excise, stamp, real and personal property, environmental or other tax, together with all interest, penalties and additions with respect thereto.

     "Third Party Claim" is defined in SECTION 15.4(a).

     "Third Party Intellectual Property" means all Intellectual Property owned by any Person other than Seller, including Affiliates of Seller, without regard as to whether Seller uses such

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Intellectual Property with respect to the Acquired Assets or has any rights therein or the right to assign such rights to Buyer.

     "Transaction Tax" is defined in SECTION 14.4.

     1.2 INTERPRETATION. When a reference is made in this Agreement to a Section, Annex or Exhibit, such reference shall be to a Section, Annex or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "included," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the phrase "without limitation." When used in this Agreement, the word "primarily" shall be deemed to be followed by the phrase "or exclusively." All accounting terms not defined in this Agreement shall have the meanings determined by GAAP. Unless otherwise indicated, all references to dollars refer to United States dollars. The Parties acknowledge that both Parties have participated in the drafting and preparation of this Agreement and the Bill of Sale and Assignment and Assumption Agreement and agree that any rule of construction to the effect that ambiguities are to be construed against the drafting party shall not be applied to the construction or interpretation of this Agreement or the Bill of Sale and Assignment and Assumption Agreement. Whenever the word "Agreement" appears it shall mean this Agreement together with all of its Annexes, the Seller's Due Diligence Memorandum, the Buyer's Due Diligence Memorandum and Exhibits.

                                   ARTICLE II

                      Purchase and Sale of Acquired Assets

     2.1 ACQUIRED ASSETS SUBJECT TO AGREEMENT. Effective as of each Closing and upon the terms and subject to the conditions of this Agreement, Seller shall sell, assign, transfer, convey and deliver to Buyer, and Buyer shall purchase, assume and acquire from Seller, all of Seller's right, title and interest in, to and under the relevant Acquired Assets (as defined hereafter) as the same shall exist on each Closing Date. Except for assets described in SECTION 2.2 hereof "Acquired Assets" shall mean the equipment, assets and rights, tangible and intangible described below and which relate primarily to the Systems related to each Closing:

          (a) EQUIPMENT. Any and all equipment and other personal property (the "Equipment"), including: headend equipment, origination equipment, transmission and electronic equipment; signal delivery equipment, including trunk, distribution and drop lines, amplifiers, power supplies, conduit, vaults, pedestals, grounding and pole hardware, routers, customer devices, including converters, subscriber units and taps, and cable data terminals.

          (b) INVENTORY. All operating inventory, supplies and other inventories of every kind and nature used in the operation of the Systems which is located on the premises of any property covered by an MDU Agreement, or which is in the possession of any of Seller's contractors which service such Systems.

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          (c) ACQUIRED CONTRACTS. All of the following Contracts to the extent such Contracts are assignable to Buyer after receipt of any required consent of third parties (the "Acquired Contracts"):

               (i) Agreements with owners of multiple dwelling units allowing Seller (or one of them) an exclusive or non-exclusive right of entry to the property to provide video services (the "MDU Agreements");

               (ii) Seller's agreements with Customers for video service in effect as of the applicable Closing Date (the "Customer Agreements");

               (iii) Seller's unfilled service orders for services to Customers or prospective Customers; and

               (iv) Subject to the amendment of the GTE BroadbandNOW Agreement as described in SECTIONS 7.8, Seller's rights and obligations under a modified Master High Speed Data Services Agreement between GTE Media Ventures Incorporated and I3S, Inc. (now known as BroadbandNOW, Inc.). If such agreement is not amended and assigned prior to the Final Closing it shall not be an Acquired Contract.

          (d) ACQUIRED RECORDS. All Acquired Records.

          (e) CERTAIN INSURANCE PROCEEDS. Insurance proceeds relating to any loss, damage or destruction of any of the Acquired Assets to the extent not replaced prior to the applicable Closing.

     2.2 EXCLUDED ASSETS. Notwithstanding anything contained in SECTION 2.1 hereof to the contrary, the term "Excluded Assets" shall consist of the following properties, assets and rights of Seller:

          (a) CASH. Cash, cash equivalents on hand or in banks owned by Seller relating to the operation of the Systems, certificates of deposit, bank or savings and loan accounts, U.S. government securities, any other marketable securities of any kind or nature or notes receivable from non-Subscribers.

          (b) CLAIMS. Claims or other rights of Seller against third parties (including rights under any Contracts other than Acquired Contracts).

          (c) INTELLECTUAL PROPERTY. Any Intellectual Property of Seller or its Affiliates and any Third Party Intellectual Property, other than specifications, manuals, functional or systems block diagrams, flow charts, circuit designs, design or user documentation, engineering notebooks, schematics, documented procedures, documented processes, documented flows created for and used exclusively with respect to the Acquired Assets. In addition, all Third Party Intellectual Property other than any such property used with

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     the Acquired Assets which is transferrable or sublicensable to Buyer without consent from or payment of consideration to any third party.

          (d) BONDS AND INSURANCE. Bonds and insurance policies furnished by Seller pursuant to any authorization or agreement.

          (e) ACCOUNTS RECEIVABLE. All Accounts Receivable.

          (f) TAX REFUNDS AND INSURANCE CLAIMS. Rights to any Tax refunds for taxable periods ending prior to each applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period ending on the day immediately preceding the applicable Closing Date, insurance claims or rights to payment arising thereunder, other than as described in
     SECTION 2.1(e).

          (g) INTER-UNIT ASSETS. The assets, properties and rights owned by Affiliates of Seller used in the operation of the Systems through the provision of Inter-Unit Services by such Affiliate to Seller.

          (h) CORPORATE DOCUMENTS. The charter, bylaws, minute books, corporate seal, stock certificates, Tax returns, Tax records and other records relating to the existence or governance of Seller in any jurisdiction.

          (i) OTHER CONTRACTS. All agreements other than Acquired Contracts used by Seller in its operation of the Systems, including video programming and high speed data service contracts (the "Other Contracts").

          (j) RIGHTS UNDER AGREEMENTS. All rights of Seller and its Affiliates under this Agreement, the Bill of Sale Assignment and Assumption Agreement and the certificates and other documents delivered to Seller by Buyer in connection with this Agreement.

          (k) RECORDS OF SALE. All records prepared in connection with the sale of the Systems, including bids received from third parties and analyses relating to the Systems, other than engineering drawings, charts or diagrams or equipment analyses with respect to the Systems.

          (l) EXCLUDED LIABILITIES. All rights related to the Excluded Liabilities.

          (m) EXCLUDED RECORDS. All of Seller's records which are not related exclusively to the Systems, and all records which are received from or directed to Seller's legal counsel, or which are or are purported to be privileged pursuant to an attorney/client privilege.

          (n) OTHER OPERATING ASSETS. Seller will not be providing assets or assigning rights to back office, administrative support or customer care systems or services, including Inter-Unit Services. Buyer is liable for arranging for replacement systems or services.

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          (o) TELEPHONY AND ALARM ASSETS. All rights described in any MDU agreement with respect to telephony or Alarm services and all assets related to delivery of telephony or alarm services.

          (p) SUBCONTRACT RELATED ASSETS. In the event that the parties enter into any Subcontract, during the term of said Subcontract and subject to the provisions of SECTION 11.1(b), the MDU Agreements, Equipment, Inventory, Contracts and other assets, rights or obligations relating to the Systems which are the subject of the Subcontract.

     2.3 THIRD PARTY CONSENTS AND AMENDMENT. Nothing in this Agreement shall be construed as an attempt by Seller to assign any Contract to the extent that such Contract is not assignable without the necessary consent, authorization or approval of the other party or parties thereto. Certain MDU Agreements were executed by GTE Communications Corporation (now known as Verizon Select Services Inc.) and Verizon Media Ventures Inc. These MDU Agreements included the provision of video and certain telephony services. Verizon Select Services Inc., and Verizon Media Ventures Inc. have agreed that upon execution of this Agreement they will seek amendment of these contracts to eliminate Verizon Select Services Inc. as a party and delete references to all telephony services. Promptly after execution of this Agreement Seller shall use commercially reasonable efforts to obtain from third parties any Desired Consents and amendment of the Verizon Select Services Inc. MDU Agreements. The Parties shall cooperate with each other to obtain such consents and amendment; PROVIDED HOWEVER, that Seller shall not be required to pay any compensation or other consideration in order to obtain such consent or amendment. In obtaining such Desired Consents or amendment, (i) Seller may agree to commercially reasonable non-material changes to the Acquired Contracts, and (ii) with consent of Buyer, which consent shall not be unreasonably withheld (a) Seller may agree to other commercially reasonable changes to the Acquired Contracts (except reductions in the amounts payable to Buyer or increases in amounts payable by Buyer to Seller), and (b) Seller may disclose information regarding Buyer's finances and video operations experience. Upon obtaining any Desired Consent or amendment Seller shall promptly notify Buyer in writing.

     2.4 SUBCONTRACTING. If any Desired Consent is not obtained within forty-five (45) days of the Effective Date, then subject to the provisions of the Acquired Contract, Seller may in its sole discretion elect to subcontract for a period of six (6) months after each applicable Closing Date, Seller's rights and the performance of Seller's obligations under the Acquired Contract, or those portions of such Acquired Contracts related to video services, to Buyer. Buyer agrees to enter into such subcontract. The "Subcontract" shall be substantially in the form of Annex I hereto. Seller shall notify Buyer in writing of its decision to subcontract any Acquired Contract.

     2.5 SUBSTANTIAL NEGATIVE CHANGE. If prior to the Closing of the Acquired Assets with respect to any System, a Substantial Negative Change occurs with respect to that System, Buyer may in its sole discretion elect to give written notice to Seller of the occurrence of a Substantial Negative Change, provided that such notice, to be effective, must be given at least ten (10) calendar days prior to the Final Closing Date.

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     2.6  ADJUSTMENTS TO ACQUIRED CONTRACTS. If Seller fails to timely obtain the consent of third parties to the assignment, amendment (as described in SECTION 2.3 herein) or transfer of any MDU Agreement, or if Buyer gives notice of a Substantial Negative Change (as described in SECTION 2.5 herein), then such MDU Agreement, the related System and related assets, rights and obligations, shall be thereafter deemed Excluded Assets for all purposes, and the Closing Date Amount shall be adjusted as described in SECTION 4.3(f) herein. Seller shall notify Buyer of its decision not to subcontract any Acquired Contract and Buyer shall notify Seller of a Substantial Negative Change at least ten (10) calendar days prior to Final Closing Date in which event the MDU Agreement, the System, and related assets, rights and obligations shall be deemed Excluded Assets.

                                   ARTICLE III

                            Assumption of Liabilities

     3.1 ASSUMPTION OF LIABILITIES. Upon the terms and subject to the conditions of this Agreement, Buyer shall assume, pay, perform and discharge when due, and forever indemnify and hold Seller and all of Seller's officers, directors, Affiliates, shareholders and partners harmless against and from all liabilities, responsibilities and obligations relating to the Acquired Assets transferred (other than the related Excluded Liabilities) (the "Assumed Liabilities"), including the following:

          (a) ACQUIRED CONTRACTS. All of Seller's liabilities and obligations under the Acquired Contracts which arise on or after the applicable Closing Date.

          (b) CERTAIN OPERATING LIABILITIES. All liabilities, obligations, costs and expenses with respect to claims arising in any way with respect to the operation of the Systems on or after the applicable Closing Date, including, without limitation, Taxes or tort claims arising out of or attributable to the operation of the Systems or the ownership of the Acquired Assets on or after the applicable Closing Date.

     3.2 EXCLUDED LIABILITIES. Seller shall retain and shall pay, perform and discharge when due, the following liabilities, responsibilities and obligations of Seller (the "Excluded Liabilities"):

          (a) LIABILITIES RELATED TO THIS AGREEMENT. All liabilities, responsibilities and obligations of Seller under this Agreement, and any Subcontracts in connection with this Agreement.

          (b) EXCLUDED ASSETS. All liabilities, responsibilities and obligations of Seller related primarily to any of the Excluded Assets, including all debt of Seller owed to any one or more of its Affiliates.

          (c) TAXES. Subject to SECTIONS 14.4 and 14.5, all liabilities, responsibilities and obligations of Seller for Taxes attributable to the operation of the Systems or ownership of the Acquired Assets for all taxable periods ending prior to the applicable

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     Closing Date, and with respect to any Straddle Period, the portion of the
     Straddle Period ending on the day immediately preceding the Closing Date.

          (d) CLAIMS AND LITIGATION. All liabilities, responsibilities and obligations arising out of claims or litigation arising from an occurrence prior to the Closing Date or for which Seller has been notified prior to Closing Date.

          (e) EMPLOYMENT MATTERS. All liabilities, responsibilities and obligations in respect of Seller's employees including obligations of Seller under all employee benefit plans.

          (f) EARNED COMMISSIONS. All liabilities, responsibilities and obligations to pay commissions pursuant to any MDU Agreement which were earned prior to the applicable Closing Date.

          (g) TELEPHONY AND ALARM SERVICES. All liabilities, responsibilities and obligations to provide any telephony or alarm services under any MDU Agreement.

          (h) CERTAIN OPERATING LIABILITIES. All liabilities, obligations, costs and expenses with respect to claims arising in any way with respect to operation of the Systems prior to the Closing Date.

                                   ARTICLE IV

                                  Consideration

     4.1 CONSIDERATION. The total consideration (`Purchase Price") to be paid by Buyer to Seller for the Acquired Assets shall consist of (i) the payment to Seller of cash in an amount equal to the sum of Eight Hundred US Dollars ($800) for each Subscriber to a video service provided by Systems (the "Cash Payment"), subject to the adjustments set forth in SECTION 4.3 hereof, and (ii) One Hundred Sixty-Seven US Dollars ($167) per Subscriber to a video service provided by the Systems to be paid by issuance of a note (the "Note Portion") subject to the adjustments set forth in SECTION 4.3 hereof, and (iii) the assumption by Buyer of the Assumed Liabilities. The Note Portion will be evidenced by the execution and delivery at each applicable Closing, of a promissory note or notes (individually a "Purchase Note") and substantially in the form attached hereto as Exhibit B. Each Purchase Note will bear interest at the rate of nineteen percent (19%) per annum, compounded annually and maturing on the third anniversary of issuance. Interest on each Purchase Note will accrue and be payable at maturity.

     4.2 PAYMENT OF PURCHASE PRICE. Buyer shall pay the Purchase Price to Seller as follows:

          (a) After the execution and delivery of this Agreement, the sum of Three Hundred Thousand Dollars ($300,000) will be paid within one (1) business day by wire transfer of immediately available funds to an account designated by Seller (the "Cash Deposit") to be held by Seller against payment of the Cash Payment and as security for

                                       11
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     the performance by Buyer of its obligations under this Agreement. Buyer will also deliver a note in the principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the "Deposit Note") attached hereto as Exhibit
     C. The Cash Deposit will be non-refundable except as described in
     SECTION 11.3(c) hereof or as otherwise provided herein.

          (b) The Purchase Price for each System (composed of a portion of the Cash Payment and the Note Portion as indicated) will be paid on the applicable Closing Date. The Cash Payment for such System shall be paid by wire transfer of immediately available funds to an account designated by Seller in writing at least three (3) business days prior to the Closing Date provided that Buyer may fund a portion of the Cash Payment by an amount equal to the "Deposit Credit." For purposes of this Agreement, the Deposit Credit on each closing will be equal to the product of the Cash Deposit and the fraction the numerator of which is the number of Subscribers to be acquired on the applicable Closing Date and the denominator of which is 4,759. The Note Portion shall be paid by delivery of a Purchase Note on the Closing Date.

     4.3 ADJUSTMENTS TO CLOSING DATE AMOUNT. Seller shall prepare and deliver to Buyer, at least five (5) business days prior to each Closing Date, a statement (the "Estimate Statement") showing the Purchase Price for each System which is the subject of the Closing and the adjustments, if any, reasonably estimated by Seller, in good faith, as provided for in this Section. The "Closing Date Amount" paid by Buyer shall be the Purchase Price after adjustments set forth in the Estimate Statement, subject to the Final Adjustment Amount, if any, pursuant to SECTION 4.4.

Each Closing Date Amount will be adjusted as follows:

          (a) The Cash Payment shall be reduced by an amount equal to Customer advanced billing for video services for any portion of a Seller billing period which has not expired as of the Closing date for which Seller has billed customers (Billed but unearned) and increased by any revenues earned by provision of services by the Closing Date, but which were unbilled to Customers as of the Closing Date.

          (b) The Cash Payment shall be increased for prepaid expenses (excluding, however, prepaid expenses relating to any contracts or agreements that will not be assumed by Buyer or relating to Excluded Assets), and shall be reduced for accrued expenses and prepaid income, all as determined in accordance with GAAP, to reflect the principle that, except as qualified in this Section, all income and expenses attributable to the Systems for the period before 12:00 a.m. (in each relevant time zone) on the morning of the Closing Date are for the account of Seller, and all income and expenses attributable to the Systems for the period after 12:00 a.m. (in each relevant time zone) on the morning of the Closing Date are for the account of Buyer.

          (c) The Cash Payment shall be increased by the amount of any monies relating to the Systems to be closed that are on deposit with third parties as security for Seller's performance of the Acquired Contracts as of the Closing Date and such deposits will be treated as Acquired Assets.

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          (d) The Cash Payment shall be decreased by the amount of any monies held by Seller as customer deposits, liability for which will be assumed by Buyer.

          (e) The Cash Payment will be increased by the amount of capital expenditures incurred by Seller with respect to capital projects between Effective Date and the Closing Date and described in Seller's Due Diligence Memorandum.

          (f) RESERVED

          (g) Subject to the receipt of any notice of receipt of a Desired Consent pursuant to SECTION 2.3, the Closing Date Amount shall be decreased by a sum equal to five percent (5%) for each System which is the object of the Desired Consent, if Closing occurs on or prior to thirty (30) days from the date of the applicable notice in SECTION 2.3.

          (h) If the Buyer Closes the sale of all Systems , other than any System for which it has received or given notice pursuant to SECTION 2.6, then with respect to the final such Closing, the Closing Date Amount shall be reduced by the amount of the Cash Deposit. If the Amount of the Cash Deposit is greater than the Closing Date Amount, Seller shall deliver the difference to Buyer on the Closing Date of the last Closing.

          (i) The Cash Payment shall be increased by any amount of Transaction Taxes which may be due to Governmental Entities with respect to each Closing, for which Buyer is liable pursuant to the provisions of
     SECTION 14.4 hereof. The Estimate Statement shall include Seller's proposed provisional allocation of Cash Payment among classes of assets. Prior to any Closing Date the parties will make good faith efforts to agree on an allocation. In the event that the parties cannot agree on an allocation, subject to the provisions of SECTION 4.5, Seller will file any necessary Tax Returns using the allocation set forth in the Estimate Statement.

     4.4  FINAL ADJUSTMENT AMOUNT.

          (a) Within forty-five (45) days after Final Closing Date, Seller shall prepare and deliver to Buyer a statement (the "Final Statement"), setting forth Seller's good faith determination of the actual adjustment to the Closing Date Amount (the "Final Adjustment Amount"). Each of Seller and Buyer shall provide the other Party with access during normal business hours to any books, records, working papers or other information in its possession after each Closing Date reasonably necessary or useful in the preparation of the Final Statement and the calculation of the Final Adjustment Amount. The Final Statement shall become final and binding upon all Parties hereto on the sixteenth (16th) day following delivery thereof (without counting such day of delivery) to Buyer unless Buyer gives written notice of disagreement with the Final Statement (a "Notice of Disagreement") to Seller prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature of any disagreement so asserted and relate solely to the review of the Final Statement and the calculation of the Final Adjustment Amount.

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          (b) If a Notice of Disagreement is given by Buyer in a timely manner, then the Final Statement shall become final and binding upon all parties hereto on the earlier of (x) the date Seller and Buyer resolve in writing any differences they may have with respect to all matters specified in the Notice of Disagreement and (y) the date all disputed matters are finally resolved in writing by the Independent Accountants (as hereinafter defined). During the fifteen (15)-day period following the delivery of a Notice of Disagreement, Seller and Buyer shall seek in good faith to resolve any differences which they may have with respect to any matter specified in the Notice of Disagreement and each shall provide the other with reasonable access to any books, records, working papers or other information reasonably necessary or useful in the preparation or calculation of (i) the Final Adjustment Amount, (ii) the Final Statement, or (iii) the Notice of Disagreement. At the end of such fifteen (15)-day period if there has been no resolution of the matters specified in the Notice of Disagreement, Seller and Buyer shall submit to an independent public accounting firm (the "Independent Accountants") for review and resolution of any and all matters arising under this Section which remain in dispute. The Independent Accountants shall be Ernst and Young or, if such firm is unable or unwilling to act, such other nationally recognized independent public accounting firm as shall be agreed upon by Seller and Buyer. The Independent Accountants shall render a decision resolving the matters submitted to the Independent Accountants within thirty (30) days following submission thereto (or as soon thereafter as reasonably practicable). The fees and expenses of the Independent Accountants incurred pursuant to this Agreement shall be shared equally by Buyer and Seller.

          (c) If as a result of any adjustments made pursuant to this SECTION 4.4, Buyer is finally determined to owe any amount to Seller, Buyer shall within three (3) business days pay such amount to Seller, and if Seller is finally determined to owe any amount to Buyer, Seller shall within three
     (3) business days pay such amount to Buyer. Any such payments shall be made by federal wire transfer of immediately available funds to an account designated in writing by the Party receiving payment and shall bear interest from the Closing Date at the rate of eight percent (8%) per annum.

     4.5 ALLOCATION OF CASH PAYMENT. No later than ninety (90) days subsequent to the Final Closing Date, Buyer and Seller shall use their good faith efforts to agree to the allocation of the Cash Payment, the Note Portion, the Assumed Liabilities and other relevant items (including, for example, adjustments to the Cash Payment and the Note Portion) to individual assets or classes of assets within the meaning of Section 1060 of the Code (the "Allocation"). If Buyer and Seller cannot agree to an Allocation, Buyer and Seller covenant and agree to file and to cause their respective Affiliates to file, all Tax Returns consistent with each of Buyer and Seller's good faith allocations, unless otherwise required because of a change in applicable Law. In preparing the Allocation, the parties acknowledge that most of the overall consideration being paid hereunder is attributable to the value of the contracts serving the multiple dwelling units in each of the Systems rather than the physical tangible equipment related thereto.

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                                    ARTICLE V

                    Representations and Warranties of Seller

     Seller represents and warrants to Buyer as follows:

     5.1 ORGANIZATION, STANDING AND POWER. Seller consists of two corporations duly organized, validly existing and in good standing under the laws of the state of Delaware, each has the requisite power and authority to own, lease, operate and transfer its properties, including the Acquired Assets, and to conduct the business conducted by the Systems as currently conducted. Seller is qualified or registered to do business and is in good standing in each state in which the nature of the business conducted by the Systems requires such qualification or registration.

     5.2 AUTHORITY. Seller has all corporate power and authority necessary to execute this Agreement and the Bill of Sale Assignment and Assumption Agreement and to consummate the transactions contemplated thereby and by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Seller have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, such enforcement subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting creditors' rights and the application of general principles of equity.

     5.3 NO BREACH OR CONFLICT. Neither the execution, delivery and performance of this Agreement, nor the consummation of the transactions contemplated hereby and thereby will (a) cause Seller to breach any Law or Court Order that is applicable to the Systems, (b) conflict with or result in a violation of Seller's Certificate of Incorporation or Bylaws, (c) conflict with or result in a breach of any Acquired Contract or (d) result in the creation of any Lien, or give to others any interest or rights, in or with respect to any of the Acquired Assets.

     5.4 DESIRED CONSENTS. Seller's Due Diligence Memorandum SECTION 5.4 contains a list of each Person whose consent to the assignment of MDU Agreements is legally or contractually required and the failure to obtain such consent may prohibit the associated Systems and/or MDU Agreements from being transferred and sold to Buyer as contemplated hereunder (the "Desired Consents").

     5.5 RECEIVABLES. All of Seller's Accounts Receivable were created in the ordinary course of business of the Systems consistent with past practice.

     5.6 TANGIBLE ASSETS. Except as set forth on Seller's Due Diligence Memorandum SECTION 5.6, all of the tangible Acquired Assets are in good operating condition and repair, normal wear and tear excepted.

     5.7 CLAIMS, LITIGATION AND DISPUTES. Except as set forth on Seller's Due Diligence Memorandum SECTION 5.7, there is no claim, litigation, action or legal proceeding before a Governmental Entity or, to Seller's Knowledge, threatened, affecting (i) Seller's ability to

                                       15
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perform its obligations hereunder, (ii) the rights granted under the Acquired
Contracts, (iii) the financial condition or business operations of the Systems or (iv) the ownership, use, maintenance or operation of the Acquired Assets and the Systems by Buyer, that in any such case if determined adversely to Seller, would reasonably be expected to have a Material Adverse Effect or effect Seller's ability to consummate the transactions contemplated hereby.

     5.8 MDU AGREEMENTS. A list of MDU Agreements, as of the Effective Date is attached as Seller's Due Diligence Memorandum SECTION 5.8. Except as set forth in Seller's Due Diligence Memorandum SECTION 5.8, or except as would not have a Material Adverse Effect, (i) , each MDU Agreement is valid, binding upon the parties thereto and in full force and effect, and (ii) neither Seller, nor any other party to any MDU Agreement is in breach thereof or default thereunder and there does not exist, any event, occurrence, condition, or act that, with the giving of notice, the lapse of time, or the happening of any further event or condition, would become a breach or default under any MDU Agreement. Except as set forth in Seller's Due Diligence Memorandum SECTION 5.8, as of the date hereof, Seller has not received any written notice of the intention of any party to terminate any Acquired Contract.

     5.9 COMPLIANCE WITH LAWS. Except as disclosed on Seller's Due Diligence Memorandum SECTION 5.9, the Systems are in compliance with all Laws applicable to the Systems, except in any such case where the failure to be in compliance would not have a Material Adverse Effect, Seller has not received any written notice within the past twelve (12) months relating to violations or alleged violations or defaults under any applicable Law or Court Order, where the failure to cure could result in a Material Adverse Effect or effect Seller's ability to consummate the transaction contemplated hereby.

     5.10 TAXES, FEES AND UTILITIES. With regard to the operation of the Systems the Acquired Assets and the Assumed Liabilities (i) there are no tax liens upon any of the Systems or the Acquired Assets except for statutory Liens covering Taxes not yet due and payable; and (ii) Seller is not a "foreign person" within the meaning of Section 1445(b)(2) of the Code.

     5.11 FINANCIAL STATEMENT. Attached as Seller's Due Diligence Memorandum
SECTION 5.11 are the unaudited Statements of Operations for the Systems in Texas and California for the years ending December 31, 2000 and 2001 (the "Financial Statement"). These statements were prepared from the books and records of account of Verizon Media Ventures Inc. and are kept in the normal course of business. The Financial Statement includes financial information with respect to MDU Agreements to which GTE Southwest Incorporated is a party. Since the Systems represents only a portion of the operations of Verizon, the Financial Statement is based on extensive use of estimates and allocations. Seller believes these estimates have been performed on a good faith, reasonable basis. Since Buyer is not acquiring any of the elements of support to the Systems that are contained in the Inter-Unit Services, Buyer must operate under new programming contracts and other conditions that will significantly impact the future operations of, and revenues relating to, the Systems, the Financial Statement and Seller's Due Diligence Memorandum SECTION 5.11 are not representative of the financial performance of the Systems during future periods. Since December 31, 2001, there has been no material adverse change in the financial condition or business operations of the Systems.

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     5.12 FREE VIDEO SERVICES. Seller's Due Diligence Memorandum SECTION 5.12 is
a materially accurate list of Persons to whom Seller has agreed to provide free video services.

     5.13 BROKERAGE FEES. Except for Communications Equity Associates, LLC, whose fee will be paid by Seller pursuant to a separate agreement, no person or other entity acting on behalf of Seller is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     5.14 ENVIRONMENTAL LAWS. The Systems are in compliance in all material respects with all applicable Law with respect to Regulated Materials. There are no pending, to Seller's Knowledge, threatened environmental investigations or proceedings with respect to the Systems. To the Seller's Knowledge, there is and has been no current or past usage or practice of any System with respect to Regulated materials which may support a claim or cause of action against Seller under any applicable Law.

     5.15 DISCLAIMER. EXCEPT AS SPECIFICALLY SET FORTH IN THIS AGREEMENT, SELLER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY AS TO ANY MATTER, EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WARRANTY AGAINST INFRINGEMENT OR ANY OTHER WARRANTY AS TO THE CONDITION OR OPERATION OF ANY OF THE ACQUIRED ASSETS.

                                   ARTICLE VI

                     Representations and Warranties of Buyer

     Buyer represents and warrants to Seller as follows:

     6.1 ORGANIZATION, STANDING AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware, has the requisite power and authority to conduct its business as currently conducted and as contemplated by this Agreement, and to own, lease, operate or hold the Acquired Assets. Buyer is duly qualified or registered and in good standing in every jurisdiction where the character of the properties owned or leased by, or the nature of the business conducted by, Buyer makes qualification to do business as a foreign entity necessary, except such jurisdictions where a failure to so qualify could not reasonably be expected to have a material adverse effect upon Buyer, its properties or business.

     6.2 AUTHORITY. Buyer has all corporate power and authority to execute this Agreement, the Bill of Sale and Assignment and Assumption Agreement and the Depository Note and to consummate the transactions contemplated thereby and by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Buyer, and the execution and performance of the Bill of Sale and Assignment and Assumption Agreement and the Depository Note will be authorized by all necessary corporate action prior to Closing. This Agreement constitutes, and upon execution of the Bill of Sale and Assignment and Assumption Agreement

                                       17
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and Depository Note will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, such enforcement subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting creditors' rights and the application of general principles of equity.

     6.3 NO BREACH OR CONFLICT. The execution, delivery and performance of this Agreement, the Bill of Sale and Assignment and Assumption Agreement and the Depository Note and consummation of the transactions contemplated thereby and by this Agreement will not (a) cause Buyer to breach any Law or Court Order, (b) conflict with or result in a violation of the Articles of Incorporation or Bylaws of Buyer, or (c) conflict with or result in a material breach of any of the terms, conditions or provisions of any Contract to which Buyer is a party or by which it may be bound, or constitute a default thereunder, which breach, conflict, default or creation would materially affect Buyer's ability to perform its obligations hereunder or under the Bill of Sale and Assignment and Assumption Agreement or the Depository Note.

     6.4 CLAIMS, LITIGATION AND DISPUTES. There is no claim or litigation or investigative proceeding pending or, to the knowledge of Buyer, threatened against Buyer which would materially affect Buyer's ability to perform its obligations hereunder and under the Bill of Sale and Assignment and Assumption Agreement or the Depository Note.

     6.5 BROKERAGE FEES. Except for Maroon Bells Capital, whose fees will be paid by Buyer pursuant to a separate agreement, no Person or other entity acting on behalf of Buyer is entitled to any brokerage or finder's fee or commission in connection with the transactions contemplated by this Agreement.

     6.6 QUALIFICATION. Buyer through its parent USA Broadband, Inc. or its wholly-owned subsidiary Cable Concepts, Inc, operates satellite video systems in the locations and servicing the approximate number of subscribers described in Buyer's Due Diligence Memorandum SECTION 6.6. Buyer has no reason to believe that Buyer would not qualify as a transferee of the Contracts to be assigned to Buyer pursuant to this Agreement. Should Buyer become aware of any facts that would cause Buyer not to so qualify, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification.

     6.7 BUYER'S INVESTIGATION. Buyer represents that it is a sophisticated entity that was advised by knowledgeable counsel and financial advisors and hereby acknowledges that it has conducted an investigation of the physical plants of the Systems which investigation included evaluation of the condition and performance of such physical plants. Notwithstanding anything in this Agreement to the contrary, Buyer acknowledges that it is accepting the Acquired Assets in their present condition and locations and with their present operating capabilities. Buyer acknowledges that Seller makes no warranty, express or implied, as to the condition of the Acquired Assets except as expressly set forth in this Agreement. Buyer has not relied upon, and Seller shall not be liable for or bound in any manner by, any express or implied verbal or written information, warranties, guarantees, promises, statements, inducements, representations or opinions pertaining to the Systems or the Acquired Assets, except as may be contained in this Agreement and certificates delivered hereunder. To the extent any member of Buyer's management has actual knowledge of any facts relating to any items covered by the

                                       18
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representations and warranties of Seller in ARTICLE V (by reason of Buyer's due diligence review of Seller or otherwise), such knowledge shall be deemed to modify any applicable representation and warranty of Seller, including any of the provisions of the Seller's Due Diligence Memorandum that relate thereto such that said representations and warranties are consistent with Buyer's knowledge.

                                   ARTICLE VII

                               Seller's Covenants

     Except and to the extent Buyer may otherwise permit in writing, Seller covenants and agrees as follows:

     7.1 ACCESS. Between the date of this Agreement and the Closing, and subject to relevant provisions of the MDU Agreements, Seller shall give to Buyer, its officers, agents, employees, counsel, accountants, engineers and other representatives, reasonable access to the premises and books and records relating to the Systems and, to the extent permitted by law, cause Seller's employees to furnish to Buyer such information related to the Systems as Buyer shall from time to time reasonably request for the purposes of preparing for the transition of the Systems from Seller to Buyer; PROVIDED, HOWEVER, that any such investigation shall be conducted (a) during normal business hours and (b) in such a manner as not to unreasonably interfere with the operation of the Systems by Seller. Notwithstanding the foregoing, (i) no environmental sampling or other testing may be performed without Seller's prior written consent, which consent may not be unreasonably withheld, and (ii) Buyer will not contact any employee, customer or supplier of Seller with respect to this Agreement without the prior written consent of Seller. Buyer acknowledges that any information made available to Buyer pursuant to this SECTION 7.1 is subject to the terms of the Non-Disclosure Agreement and SECTION 8.3.

     7.2 CONDUCT OF BUSINESS PENDING CLOSING. Except as contemplated on Seller's Due Diligence Memorandum SECTION 7.2, until the Closing, Seller shall continue to operate the Systems substantially in the manner as heretofore conducted. Seller shall use commercially reasonable efforts to preserve the System's existing business relationships with its Customers, suppliers, Governmental Entities, employees and others having business relations with Seller in connection with the Systems. Without limiting the scope of the foregoing, Seller shall:

          (a) Use, preserve and maintain the Acquired Assets on a basis consistent with past practice and keep the Acquired Assets, in all material respects, in good working condition, ordinary wear and tear excepted;

          (b) Except in connection with a change in insurance implemented by Verizon Communications Inc. for itself and its Affiliates, continue to maintain the insurance covering the Acquired Assets in effect as of the date of this Agreement;

          (c) Pay all debts and obligations incurred by it in the operation of the Systems in the ordinary course of business consistent with past practice;

                                       19
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          (d) Not commit any act or omit to do any act, nor permit any act or omission to act, which may cause a breach of any of the Acquired Contracts;

          (e) Maintain its books, accounts and records with respect to the Acquired Assets and the Systems in the usual manner and on a basis consistent with past practice;

          (f) Not enter into any agreement or agreements for the sale of any of the Acquired Assets, except for sales of Equipment provided that, unless such item of Equipment is no longer necessary for the operation of the Systems, any item of Equipment sold shall be replaced with an item of Equipment of like value and quality;

          (g) Not decrease any of its Customer rates ; PROVIDED, HOWEVER, that this Agreement shall not preclude Seller from seeking usual and ordinary rate increases;

          (h) Bill Customers on a basis consistent with past practices, sending out bills in the normal monthly routine;

          (i) Promptly inform Buyer in writing of any material adverse change in the financial condition or operations of the Systems or any material adverse change in the Acquired Assets, other than those affecting the video business generally; and

          (j) Not create, assume or permit to exist any Lien upon any Acquired Assets.

     7.3 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Seller will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other documents and instruments to be delivered pursuant hereto.

     7.4 CONFIDENTIALITY. Seller acknowledges that Buyer would be irreparably damaged if confidential information concerning the business and affairs of Buyer and its Affiliates were disclosed to or utilized by or on behalf of any Person not a party to this Agreement (except and to the extent expressly permitted pursuant to this Agreement). Seller covenants and agrees that for a period of two (2) years after the date of this Agreement, it will not directly or indirectly, except in accordance with this Agreement or to the extent required by Law, regulatory process or proceeding, or court order (provided prior timely notice has been provided to Buyer to permit Buyer to limit such disclosure or to seek appropriate protective orders) make use of or divulge, or permit any of its agents or employees to make use of or divulge, nonpublic information concerning the business, financial or other affairs of, or any of the methods of doing business used by Buyer or the Systems; provided that Seller may use such information and methods regarding the Systems in the ordinary course of business prior to Closing. The obligations contained in this SECTION 7.4 are in addition to and independent of the obligations contained in the Non-Disclosure Agreement.

     7.5 SELLER'S DUE DILIGENCE MEMORANDUM UPDATE. No later than two (2) days prior to the anticipated Closing Date (but no earlier than ten (10) days prior to the anticipated Closing

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Date), Seller shall deliver to Buyer updated Seller's Due Diligence Memorandum to reflect changes occurring following the date of this Agreement, which updated memorandum shall be deemed to modify the representations and warranties of Seller set forth in this Agreement unless such changes would have a Material Adverse Effect.

     7.6 NOTICE OF SIGNIFICANT CHANGES. Seller shall give Buyer timely written notice of any Significant Negative Change in the financial condition or business operations of each System.

     7.7  AUDIT OF STATEMENTS OF OPERATIONS.

Seller will provide Buyer with reasonable access to Seller's office and financial records related to the Systems and the Acquired Assets during normal business hours. Seller has provided Buyer with unaudited Statements of Operations for the System(s) in Texas and California for the years ending December 31, 2000 and December 31, 2001. Seller will also provide assistance to the Buyer in order to prepare audited Statements of Operations in accordance with Regulation S-X which sets forth the Form and Consent of the Requirements for Financial Statements under the Securities and Exchange Act of 1934, as amended.

          (a) Seller shall pay one-half (1/2) of the fees and costs charged by the Buyer's independent auditor, Hein & Associates LLP, for preparation of the statements of operation referenced in (a) above; provided, however, that Seller's liability for these fees shall not exceed Thirty-four Thousand Five Hundred Dollars ($34,500).

     7.8 BROADBANDNOW AGREEMENTS. GTE Media Ventures and I3S (now known as BroadbandNOW, Inc.) entered into a Master High Speed Data Services Agreement dated November 12, 1998 (the "GTE BroadbandNOW Agreement"). Pursuant to the GTE BroadbandNOW Agreement, BroadbandNOW, Inc. has certain rights and obligations to provide data services using the right-of-access provided by certain of the MDU Agreements. The Parent, through one of its wholly-owned subsidiaries, has also entered into agreements with BroadbandNOW (the "Buyer BroadbandNOW Agreements"). Pursuant to the Buyer BroadbandNOW Agreements, BroadbandNOW, Inc. has certain rights and obligations to provide data services using the right-of-access provided by certain agreements of affiliates of Buyer.

After the Effective Date and prior to the Final Closing, Seller will, in cooperation with Buyer, negotiate in good faith for the following:

          (a) a new agreement between Buyer and BroadbandNOW encompassing those MDU Agreements where Broadband Now currently provides data services under the GTE BroadbandNOW Agreement at such time as those MDU Agreements are transferred pursuant to this Agreement on terms and conditions no less favorable to Buyer than the terms contained in the GTE BroadbandNOW Agreement. In addition Seller will negotiate for a simultaneous termination of the GTE BroadbandNOW Agreement.

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

          (b) If BroadbandNow does not agree to the such new agreement with the Buyer and to terminate the GTE BroadbandNOW Agreement as described above on terms reasonably acceptable to Seller, Seller will negotiate for an amendment of the GTE BroadbandNOW Agreement, allowing assignment of the agreement to Buyer and limiting the application of the assigned agreement to the MDU Agreements where BroadbandNOW is providing data services pursuant to the GTE BroadbandNOW Agreement, at such time as those MDU Agreements are transferred to Buyer pursuant to this Agreement. Seller will then assign the modified GTE BroadbandNOW Agreement to Buyer no later than Final Closing.

If the parties are unable to negotiate any agreement with BroadbandNOW as described in subsections (a) or (b) above, then the GTE BroadbandNOW agreement shall not be an Acquired Asset. The liabilities of such agreement shall be an Excluded Liability.

                                  ARTICLE VIII

                               Covenants of Buyer

     Except and to the extent Seller may otherwise permit in writing, Buyer covenants and agrees as follows:

     8.1 THIRD-PARTY CONSENTS. Buyer shall give all notices to any Person required to be given by it in connection with the transactions contemplated hereby. In order to facilitate the orderly assignment and transfer of all rights, privileges and Acquired Contracts or any other third party, Buyer shall cooperate in good faith with Seller, and shall promptly provide Seller with such information and complete such application forms as may reasonably be requested by Seller. Buyer shall attend such meetings as Seller may reasonably request in connection with obtaining third-party consents, and Buyer shall provide such financial and video operations experience information as third parties may reasonably request in connection with the review of transfer requests. Buyer acknowledges that it may need to enter into direct agreements with such third parties.

     8.2 DISCHARGE OF ASSUMED LIABILITIES. Buyer shall pay, perform and discharge the Assumed Liabilities as they become due, including, without limitation, the discharge and performance when due of each and every obligation of Seller to be satisfied or performed on or after the Closing Date under the Acquired Contracts. Nothing herein will limit Buyer's right after the Closing Date to contest in good faith any such liability with any third party.

     8.3 CONFIDENTIALITY. Buyer acknowledges that Seller would be irreparably damaged if confidential information concerning the business and affairs of Seller and its Affiliates were disclosed to or utilized by or on behalf of any Person not a party to this Agreement (except and to the extent expressly permitted pursuant to this Agreement). Buyer covenants and agrees that for a period of two (2) years after the date of this Agreement it will not, directly or indirectly, except in connection with the transactions contemplated hereby or to the extent required by Law, regulatory process or proceeding or court order (provided prior timely notice has been provided to Seller to permit Seller to limit such disclosure or to seek appropriate protective orders), make use of or divulge, or permit any of its agents or employees to make use of or divulge, nonpublic information concerning the business, financial or other affairs of or any of the methods of doing business used by Seller or any of its Affiliates except Buyer may use for its own purposes in operating the Systems after Closing Date the information concerning the business, financial or other affairs or any of the methods of doing business used by Seller in relation to the Systems. The obligations contained in this SECTION 8.3 are in addition to and independent of the obligations contained in the Non-Disclosure Agreement.

     8.4 BROADBANDNOW AGREEMENTS. After the Effective Date and prior to the Final Closing, Buyer will, in cooperation with Seller, negotiate in good faith for the following:

          (a) A new agreement between Buyer and BroadbandNOW encompassing those MDU Agreements where BroadbandNOW currently provides data services under the GTE BroadbandNOW Agreement as such time as those MDU Agreements are transferred pursuant to this Agreement on terms and conditions no less favorable to Buyer than the terms and conditions in the GTE BroadbandNOW Agreement. In addition Buyer agrees to make such agreement with BroadbandNOW conditional upon agreement between Seller and BroadbandNOW that the GTE BroadbandNOW Agreement will be terminated upon terms that are reasonably acceptable to Seller.

          (b) If BroadbandNOW does not agree to such new agreement with the Buyer and to terminate the GTE BroadbandNOW Agreement as described in
     SECTION 7.8, but if Seller negotiates an amendment of the GTE BroadbandNOW Agreement, which amendment will limits the application of that agreement to the MDU Agreements where BroadbandNOW is currently providing data services pursuant to the GTE BroadbandNOW Agreement at such time as those MDU agreements are transferred to Buyer pursuant to this Agreement. Buyer will then accept an assignment of the modified GTE BroadbandNOW Agreement.

If the parties are unable to negotiate any agreement with BroadbandNOW as described in subsections (a) or (b) above, then the GTE BroadbandNOW agreement shall not be an Acquired Asset. The liabilities of such agreement shall be an Excluded Liability.

     8.5 BONDS, LETTERS OF CREDIT, ETC. Buyer shall take all necessary steps, and execute and deliver all necessary documents, to ensure that on the Closing Date Buyer has in place the bonds, letters of credit, indemnity agreements and similar items necessary in connection with the Acquired Contracts.

     8.6 FURTHER ASSURANCES. Subject to the terms and conditions of this Agreement, Buyer will use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement and the other documents and instruments to be delivered pursuant hereto.

     8.7 BULK SALES LAWS. Buyer and Seller waive compliance with applicable laws under any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar

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

law relating to the sale of inventory, equipment or other assets in bulk in connection with the sale of the Systems.

                                   ARTICLE IX

                       Conditions to Seller's Obligations

     The obligation of Seller to consummate the Closing shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions unless waived by Seller in writing:

     9.1 BUYER'S REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by Buyer in ARTICLE VI hereto shall be true and correct in all material respects on and as of the Closing Date with the same effect as though each such representation or warranty had been made or given on and as of the Closing Date, other than representations and warranties made as of a specific date, which shall be true and correct as of such specific date.

     9.2 BUYER'S COVENANTS. Except as would not have a Material Adverse Effect, Buyer shall have performed and complied with all of the covenants set forth herein which are to be performed or complied with by it before or as of the Closing Date.

     9.3 BUYER'S DELIVERIES. Buyer shall have delivered to Seller the Bill of Sale and Assignment and Assumption Agreement and other documents and items referred to in ARTICLE XIII hereof.

                                    ARTICLE X

                        Conditions to Buyer's Obligations

     The obligation of Buyer to consummate the Closing shall be subject to the fulfillment, prior to or at Closing, of each of the following conditions unless waived by Buyer in writing:

     10.1 SELLER'S REPRESENTATIONS AND WARRANTIES. Each representation and warranty made by Seller in ARTICLE V hereof shall be true and correct on and as of the Closing Date with the same effect as though each such representation and warranty had been made or given on and as of the Closing Date other than (i) representations and warranties made as of a specific date, which shall be true and correct as of such specific date, and (ii) any breach of a representation or warranty that has not, individually or in the aggregate, resulted in a material adverse effect on the financial condition or business operations of the systems or the Acquired Assets, taken as a whole, or the ability of the Seller to consummate the transaction contemplated hereby, other than a material adverse effect relating to or resulting from (a) economic conditions applicable to industry wide occurrence, or (b) the execution of this Agreement or the transactions contemplated hereby.

     10.2 SELLER'S COVENANTS. Except as would not have a Material Adverse Effect, Seller shall have performed and complied with all of the covenants set forth herein which are to be performed by or complied with it before or as of the Closing Date.

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

     10.3 SELLER'S DELIVERIES. Seller shall have delivered to Buyer the Bill of Sale and Assignment and Assumption Agreement and other documents referred to in
ARTICLE XII hereof.

                                   ARTICLE XI

                            Closings and Termination

     11.1 CLOSINGS. The closing of the sale and transfer of the Acquired Assets and Assumed Liabilities related to each System (each a "Closing ") shall take place following the satisfaction or waiver of the conditions set forth in ARTICLES IX and X.

          (a) Closing shall occur on the first day of any month (each a "Closing Date"), commencing on the first day of any month (but not before April 1, 2002) and ending June 1, 2002 ("Final Closing Date"), or such other date as is mutually agreed to by the parties in writing. Each Closing Date other than the Final Closing shall be on the first day of the month which is at least ten (10) calendar days after Seller notifies Buyer in writing of receipt of the applicable Desired Consents.

          (b) If Seller and Buyer have entered into any Subcontract as described in SECTION 2.4, and during the term of said Subcontract Seller obtains the Desired Consent with respect to the related MDU Agreement(s), the related assets and liabilities shall no longer be deemed excluded. The sale and transfer of such Acquired Assets and Assumed Liabilities shall be a "Supplemental Closing." The Closing Date for each Supplemental Closing shall be on the first day of the month which is at least ten (10) calendar days after Seller notifies Buyer in writing of receipt of the applicable Desired Consent.

          (c) On the day preceding each Closing Date each party will have received the other party's deliveries to be made at Closing and will have reviewed such deliveries. If all deliveries are proper, the Closing will take place at the offices of Seller located at 600 Hidden Ridge, Irving, Texas 75038, at 10:00 a.m. Dallas, Texas time on such date. At 11:59 p.m. in each jurisdiction in which the Systems operate on the date preceding the Closing Date, Seller shall be deemed to terminate its operation of the System in such jurisdiction. At 12:01 a.m. in each jurisdiction in which the Systems operate on the Closing Date, Buyer shall be deemed to commence operation of the System in such jurisdiction. At 10:00 a.m. on the Closing Date Dallas, Texas, time, the Closing shall be consummated.

     11.2 TERMINATION. This Agreement (and the transactions contemplated hereby) may not be terminated except as follows:

          (a) Upon the mutual written consent of Seller and Buyer;

          (b) By Seller, if Buyer is in material breach of this Agreement and such breach has not been cured within ten (10) days following the delivery of notice thereof to Buyer;

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

          (c) By Buyer, if Seller is in material breach of this Agreement and such breach has not been cured within ten (10) days following the delivery of notice thereof to Seller;

          (d) By either party, if the transfer and sale of all Systems and related Acquired Assets has not occurred on or before the Final Closing Date for all Systems for which Buyer has received a notice of receipt of Desired Consent pursuant to SECTION 2.3 or notice of Seller's intent to subcontract pursuant to SECTION 2.4 and which Systems are not the subject of Buyer's notice pursuant to SECTION 2.5;

          (e) By Buyer if Seller makes changes to Seller's Due Diligence Memorandum which indicate conditions that would have a Material Adverse Effect; or

          (f) By (i) Buyer if Closing Conditions are not met pursuant to
     ARTICLE X upon the occurrence of a Material Adverse Effect, or (ii) Seller if Closing Conditions are not met pursuant to ARTICLE IX upon the occurrence of a Material Adverse Effect.

     11.3 EFFECT OF TERMINATION.

          (a) Upon the termination of this Agreement in accordance with
     SECTION 11.2 hereof, and except as set forth in SECTION 11.3(c) below, the Parties shall be relieved of any further obligations or liability under this Agreement other than (i) confidentiality obligations contained in
     SECTION 7.4 (with respect only to confidential information regarding Buyer) and SECTION 8.3 (with respect only to confidential information regarding Seller), (ii) confidentiality obligations under the Non-Disclosure Agreement, (iii) the expense allocation provisions under SECTION 16.1, (iv) obligations for breaches of this Agreement occurring prior to such termination, and (v) any obligations with respect to sale and transfer of Systems that closed prior to termination, in which event the termination shall not effect this Agreement as it related to those Systems.

          (b) Notwithstanding anything to the contrary in SECTION 15.3, which shall not apply to this SECTION 11.3, upon any termination pursuant to SECTIONS 11.2(b) or 11.2(d), Seller shall be entitled to retain any remaining Cash Deposit and the Buyer shall become obligated under the Deposit Note as reimbursement for a portion of Seller's out-of-pocket expenses incurred in connection with this Agreement and the transactions contemplated hereby; PROVIDED that neither of these actions is intended to be Seller's sole and exclusive remedy available to Seller upon such a termination, it being understood and agreed that Buyer shall be liable to Seller for the full amount of any surviving claims, damages and losses suffered by Seller to the extent that the same exceeds the amount of any remaining Cash Deposit and the Buyer's obligation on the Deposit Note.

          (c) Upon termination pursuant to SECTION 11.2(a), (c), (e) OR (f )(i), Seller shall not be entitled to retain any remaining Cash Deposit and the Deposit Note shall be null and void and of no further force and effect. Seller shall return any remaining Cash

     Deposit and deliver the cancelled Deposit Note to Buyer within five (5) business days after such termination.

          (d) Notwithstanding anything to the contrary contained herein, the provisions of this SECTION 11.3, ARTICLE XV and ARTICLE XVI shall survive any termination of this Agreement.

                                   ARTICLE XII

                         Seller's Deliveries at Closing

     At Closing, Seller shall deliver the following to Buyer:

     12.1 BRING-DOWN CERTIFICATE. A bring-down certificate executed by an executive officer of Seller certifying that the conditions specified in SECTIONS
10.1 and 10.2 have been satisfied.

     12.2 SECRETARY'S CERTIFICATE. A certificate executed on behalf of Seller by Seller's Secretary certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and certificates delivered hereunder on behalf of Seller, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing Seller's execution, delivery and performance of this Agreement.

     12.3 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT AND SUBCONTRACTS. The Bill of Sale and Assignment and Assumption Agreement and any Subcontracts duly executed by Seller with respect to the Systems, Acquired Assets and Assumed Liabilities , and rights and obligations which are transferred or subcontracted at Closing.

                                  ARTICLE XIII

                          Buyer's Deliveries at Closing

     At Closing, Buyer shall deliver the following to Seller:

     13.1 CASH PAYMENT. Payment of the Cash Payment in accordance with SECTION 4.2(b) hereof.

     13.2 BRING-DOWN CERTIFICATE. A bring-down certificate executed by an executive officer of Buyer that the conditions specified in SECTIONS 9.1 and 9.2 have been satisfied.

     13.3 SECRETARY'S CERTIFICATE. A certificate executed on behalf of Buyer by Buyer's Secretary certifying as to the incumbency, and authenticating the signatures of, officers executing this Agreement and certificates delivered hereunder on behalf of Buyer, and certifying as to the adoption and continuing effect of appropriate resolutions authorizing Buyer's execution, delivery and performance of this Agreement.

     13.4 BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT AND SUBCONTRACTS. The Bill of Sale and Assignment and Assumption Agreement and any subcontracts duly executed by Buyer with respect to the Systems, Acquired Assets and Assumed Liabilities, and all rights and obligations transferred or subcontracted at closing.

                                   ARTICLE XIV

                                   Tax Matters

     14.1 FILING OF RETURNS. In connection with the preparation and filing of Tax Returns as of and after the Final Closing Date, Buyer and Seller shall cooperate and exchange information as needed to accomplish the matters contemplated by this ARTICLE XIV.

     14.2 ACCESS TO BOOKS AND RECORDS. After the Final Closing Date, upon reasonable notice, and subject to the SECTION 7.4 and SECTION 8.3 hereof (as applicable to each Party), each Party will give to the representatives, employees, counsel and accountants of the other Party, access, during normal business hours, to records relating to periods prior to or including the Final Closing Date, and will permit such persons to examine and copy such records, in each case to the extent reasonably requested by the other Party in connection with Tax and financial reporting matters (including any Tax Returns that relate to the Systems, the Acquired Assets or the Assumed Liabilities and related information), audits, legal proceedings, governmental investigations and other business purposes (including such financial information and any receipts evidencing payment of Taxes as may be requested by Seller to substantiate any claim for Tax credits or refunds); PROVIDED, HOWEVER, that nothing herein will obligate any Party to take actions that would unreasonably disrupt the normal course of its business or violate the terms of any Contract to which it is a party or to which any of its assets is subject. Seller and Buyer will cooperate with each other in the conduct of any Tax audit or similar proceedings involving or otherwise relating to the Systems (or the income therefrom or assets thereof) with respect to any Tax and each will execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this
SECTION 14.2.

     14.3 INDEMNIFICATION FOR TAXES.

          (a) In accordance with the provisions of ARTICLE III, and subject to SECTIONS 14.4 and 14.5, (i) except as provided for in Subsection (ii) with respect to the operations of the Systems during the term of any Subcontract, Seller shall be liable and indemnify Buyer for Taxes pertaining to the operation of the Systems or ownership of the Acquired Assets or the Assumed Liabilities transferred for all taxable periods ending prior to each applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period ending on the day immediately preceding the applicable Closing Date, (ii) Buyer shall be liable and indemnify Seller for Taxes pertaining to the ownership of the Acquired Assets, operations of the Systems or the Assumed Liabilities for all taxable periods beginning on or after each applicable Closing Date and with respect to any Straddle Period, the portion of the Straddle Period beginning on the applicable Closing Date, and (iii) Buyer shall be liable and indemnify Seller for Taxes pertaining to the operation of the Systems, ownership of any assets or liabilities subject to any Subcontract during the term of such contract.

          (b) Seller agrees to indemnify and hold harmless Buyer, its Affiliates, successors and permitted assigns from and against any and all Indemnifiable Losses incurred or suffered by Buyer arising from (i) any material breach of the representations contained in SECTION 5.10 and (ii) the failure of Seller to perform any of the agreements or undertakings made by Seller in this ARTICLE XIV. Buyer agrees to indemnify and hold harmless Seller, its Affiliates, successors and permitted assigns from and against any and all Indemnifiable Losses incurred or suffered by Seller arising from the failure of Buyer to perform any of the agreements or undertakings made by Buyer in this ARTICLE XIV.

          (c) Any Party seeking indemnification under this ARTICLE XIV (the "Tax Indemnitee") shall give the other Party (the "Tax Indemnitor") written notice of any audit, proposed adjustment or assessment, or proceeding by a taxing authority involving Taxes for which the Tax Indemnitee will seek indemnification no later than twenty (20) business days after receipt of notice of such proceeding by the Tax Indemnitee; PROVIDED, HOWEVER, that the failure of the Tax Indemnitee to so notify the Tax Indemnitor shall not preclude any indemnity hereunder unless and to the extent that such failure has materially and adversely affected the Tax Indemnitor's contest rights with respect to the proceeding. The Tax Indemnitor shall have the right to control and settle such proceeding; PROVIDED, HOWEVER, that to the extent the Tax Indemnitor is not liable under SECTION 14.3(a) for more than fifty percent (50%) of the amount of the Tax relating to such proceeding, at the Tax Indemnitee's option, (i) the Tax Indemnitor shall have the right to control the proceeding and to settle such proceeding with the approval of the Tax Indemnitee (which approval shall not be unreasonably withheld),
     (ii) the Tax Indemnitee shall have the right to control the proceeding and to settle such proceeding with the approval of the Tax Indemnitor (which approval shall not be unreasonably withheld), or (iii) the Tax Indemnitor and Tax Indemnitee shall jointly control and mutually agree on a settlement of such proceeding; PROVIDED FURTHER, HOWEVER, that Tax Indemnitor may elect to retain exclusive control of the proceeding if the Tax Indemnitor agrees to be liable for the entire amount of the Tax in question.

          (d) Neither Party shall be entitled to indemnification relating to Taxes unless the claim for indemnification is asserted in writing within one (1) year following the final determination of (and the expiration of the time to appeal) any audit examination, investigation or other proceeding relating to the Taxes for which indemnification is sought.

          (e) Notwithstanding anything to the contrary in this Agreement, the obligations imposed by SECTION 14.3(a) shall survive until the expiration of the applicable statute of limitations for assessment and collection of each Tax; PROVIDED, HOWEVER, that in the event that a notice of claim for indemnity pursuant to this ARTICLE XIV is made during such period, indemnity with respect to such claim shall survive until such time as the claim is finally resolved.

     14.4 TRANSACTION TAXES. Buyer shall bear and be responsible for paying the first Seventy-five Thousand Dollars ($75,000) and thereafter Buyer on the one hand and Seller on the other hand shall share equally in any sales, use, transfer, documentary, registration, business and occupation and other similar taxes (including related penalties (civil or criminal), additions to tax and interest) but not including any income taxes imposed by any Governmental Entity with respect to the transfer of the Acquired Assets to Buyer ("Transaction Taxes"), regardless of whether the taxing authority seeks to collect such taxes from Seller or Buyer. With appropriate contribution from Seller, Buyer shall also be responsible for (i) administering the payment of such Transaction Taxes,
(ii) defending or pursuing any proceedings related thereto, and (iii) paying any expenses related thereto. Seller shall give prompt written notice to Buyer of any proposed adjustment or assessment of any Transaction Taxes with respect to the transactions contemplated hereby, or of any examination of said transactions in a sales, use, transfer or similar tax audit. In any proceedings, whether formal or informal, Seller shall permit Buyer to participate and control the defense of such proceeding, and shall take all actions and execute all documents required to allow such participation. Seller shall not negotiate a settlement or compromise of any Transaction Taxes without the written consent of Buyer, which consent shall not be unreasonably withheld. The parties agree to provide each other with such certificates or forms as applicable to establish an exemption from (or otherwise reduce) such Transaction Taxes. With respect to Transaction Taxes in the state of Texas, the parties agree to treat the transaction as an "occasional sale" pursuant to the provisions of Texas Tax Code Ann. Sec. 151.304(b)(2), provided that at the time of Closing that all necessary provisions of the Texas Tax Code are met. In the event that any Texas Transaction Tax is ultimately imposed, the provisions of this SECTION 14.4 shall apply.

     14.5 TAX PRORATIONS. Seller and Buyer shall apportion the liability for real property taxes, personal property taxes, ad valorem taxes, franchise fees and other similar charges ("Periodic Taxes") for all taxable periods including but not ending on each Closing Date (all such periods of time being hereinafter called "Proration Periods"). The Periodic Taxes described in this SECTION 14.5 shall be apportioned between Seller and Buyer as of each applicable Closing Date, with Buyer liable for that portion of the Periodic Taxes equal to the Periodic Tax for the Proration Period multiplied by a fraction, the numerator of which is the number of days remaining in the applicable Proration Period including and after such Closing Date, and the denominator of which is the total number of days covered by such Proration Period. Seller shall be liable for that portion of the Periodic Taxes for a Proration Period for which Buyer is not liable under the preceding sentence. Buyer and Seller shall pay or be reimbursed for personal Periodic Taxes (including instances in which such Taxes have been paid before the Closing Date) on this prorated basis. If a payment on a tax bill with respect to a Periodic Tax is due after the Closing, the Party that is legally required to make such payment shall make such payment and promptly forward an invoice to the other party for its pro rata share, if any. If the other Party does not pay the invoice within thirty (30) calendar days of receipt, the amount of such payment shall bear interest at the rate of eight percent (8%) per annum. The Party legally responsible for paying a Tax described in this Section shall be responsible for administering the payment of (and any reimbursement for) such Tax. For purposes of this Section, the Proration Period for real property taxes, ad valorem taxes and personal property taxes shall be the fiscal period for which such Taxes were assessed by the taxing jurisdiction.

     14.6 TAX REFUNDS. Any Tax refunds (including any interest relating thereto) received by Buyer, its Affiliates, successors or permitted assigns relating solely to the Systems or Acquired Assets and to taxable periods ending before each applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period ending on the day immediately preceding the applicable Closing Date, shall be for the account of Seller, and Buyer shall pay over to Seller any such refund within five (5) business days of receipt thereof. Buyer shall cooperate with Seller, provide relevant information to Seller and execute any applicable documents prepared by Seller (and shall cause its Affiliates, successors or permitted assigns to cooperate similarly) to enable Seller to file for and obtain any Tax refunds with respect to taxable periods ending on or before each applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period ending on the day immediately preceding the applicable Closing Date.

Any Tax refunds (including any interest relating thereto) received by Seller, its Affiliates, successors or permitted assigns relating solely to the Systems or Acquired Assets and to taxable periods ending after each applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period beginning on the applicable Closing Date, shall be for the account of Buyer, and Seller shall pay over to Buyer any such refund within five (5) business days of receipt thereof. Seller shall cooperate with Buyer, provide relevant information to Buyer and execute any applicable documents prepared by Buyer (and shall cause its Affiliates, successors or permitted assigns to cooperate similarly) to enable Buyer to file for and obtain any Tax refunds with respect to taxable periods ending after applicable Closing Date, and with respect to any Straddle Period, the portion of the Straddle Period beginning on the applicable Closing Date.

                                   ARTICLE XV

                                 Indemnification

     15.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

          (a) The representations and warranties contained in SECTIONS 5.13 and
     6.5 will survive each Closing and remain in full force and effect indefinitely. The provisions contained in SECTION 5.10 and ARTICLE XIV shall survive each Closing and remain in full force and effect until the date which is the end of a thirty (30)-day period following the expiration of the applicable statute of limitations. Each of the other representations and warranties contained in ARTICLE V and ARTICLE VI will terminate, as they relate to each Closing, without further action, on the date which is one (1) year following each applicable Closing Date (the "Expiration Date").

          (b) This ARTICLE XV will survive any termination of this Agreement and the indemnification contained in this ARTICLE XV will survive the Closing and shall remain in effect (i) indefinitely, with respect to any indemnifiable claim related to the breach of any covenant or the breach of any representation or warranty which pursuant to SECTION 15.1(a) survives indefinitely, (ii) indefinitely, with respect to any indemnifiable claim arising under or related to Excluded Liabilities pursuant to SECTION 15.2(a)(iii) or Assumed Liabilities pursuant to SECTION 15.2(b)(iii), (iii) until the date which is the end of a thirty (30)-day period following the expiration of the applicable statute of limitation with respect to any indemnifiable claim arising under
     SECTION 5.10(a) or ARTICLE XIV, and (iv) until the Expiration Date for any indemnifiable claims that are not specified in any of the preceding clauses. Unless a claim for indemnification with respect to any alleged breach of any representation or warranty is asserted by notice given as herein provided that specifically identifies a particular breach and the underlying facts relating thereto, which notice is given within the applicable period of survival for such representation or warranty, such claim may not be pursued and is irrevocably waived after such time. Without limiting the generality or effect of the foregoing, no claim for indemnification with respect to any representation or warranty will be deemed to have been properly made except (i) to the extent it is based upon a Third Party Claim made or brought prior to the expiration of the survival period for such representation or warranty, or (ii) to the extent based on Indemnifiable Losses actually incurred by an Indemnitee prior to the expiration of the survival period for such representation or warranty.

     15.2 INDEMNIFICATION.

          (a) Following the Closing and subject to the other sections of this
     ARTICLE XV, Seller will indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, and agents from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any inaccuracy in any of the representations and warranties made by Seller in ARTICLE V of this Agreement, (ii) a breach by Seller of any covenant or agreement of Seller contained in this Agreement, which covenant or agreement requires performance by Seller at or after the Closing, and
     (iii) any of the Excluded Liabilities.

          (b) Following the Closing and subject to the other sections of this
     ARTICLE XV, Buyer will indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, and agents from and against all Indemnifiable Losses relating to, resulting from or arising out of (i) any inaccuracy in any of the representations or warranties made by Buyer in ARTICLE VI of this Agreement, (ii) a breach by Buyer of any covenant or agreement of Buyer contained in this Agreement, which covenant or agreement requires performance by Buyer at or after the Closing, and
     (iii) any of the Assumed Liabilities.

          (c) Payments made under ARTICLE XIV or this SECTION 15.2 shall be treated by Buyer and Seller as purchase price adjustments and Buyer and Seller shall file all Tax Returns consistent with such treatment. Notwithstanding anything to the contrary contained herein, neither party shall be indemnified or reimbursed for any Tax consequences arising from the receipt or accrual of an indemnity payment hereunder including any Tax consequences arising from adjustments to the basis of any asset resulting from an adjustment to the Cash Payment or any additional or reduced Taxes resulting from any such basis adjustment.

          (d) Subject to the provisions of ARTICLE XV, Indemnification Payments shall be made within five (5) business days after (i) final resolution of any defense of a Third

     Party Claim pursuant to SECTION 15.4(a) or (ii) the Indemnifying Party's written response accepting a claim for an Indemnifiable Loss as described in SECTION 15.4(b).

     15.3 LIMITATIONS ON LIABILITY.

          (a) For purposes of this Agreement, (i) "Indemnification Payment" means any amount of Indemnifiable Losses required to be paid pursuant to this Agreement, (ii) "Indemnitee" means any Person or entity entitled to indemnification under this Agreement, (iii) "Indemnifying Party" means any Person or entity required to provide indemnification under this Agreement, and (iv) "Indemnifiable Losses" means any losses, liabilities, damages, costs and expenses (including reasonable attorneys' fees and expenses) actually incurred in connection with any actions, suits, demands, assessments, judgments and settlements, in any such case (x) reduced by (i) the amount of insurance proceeds received by the indemnitee with respect thereto, and (ii) any Tax benefits to the Indemnitee as a result of the Indemnifiable Losses involved and (y) excluding any such losses, liabilities, damages, costs and expenses to the extent that the underlying liability or obligation is the result of any action taken or omitted to be taken by any Indemnitee, other than the execution of this Agreement. For purposes of this SECTION 15.3(a), the amount of any Tax benefits to the Indemnitee shall be deemed to be equal to the net present value amount of the reduction in Taxes or the increase of a Tax loss or credit determined on the basis of the maximum marginal tax rates in effect for the taxable period when payment is made by the Indemnifying Party (regardless of whether the Indemnitee realizes or will realize an actual reduction in Taxes).

          (b) Notwithstanding anything to the contrary contained in this Agreement, if any Closing occurs, (i) no claim for indemnification may be asserted under SECTION 15.2(a) with respect to any matter that, to Buyer's Knowledge existed on or before the first Closing Date, and (ii) no claim for indemnification may be asserted under SECTION 15.2(b) with respect to any matter that, to the Seller's Knowledge, existed on or before the first Closing Date.

          (c) As between Seller and any Affiliate of Seller, on the one hand, and Buyer and any Affiliate of Buyer, on the other hand, the remedies, rights and obligations set forth in this ARTICLE XV, SECTION 15.6 (Infringement), SECTION 14.3 (Indemnification for Taxes) and SECTIONS 11.2 and 11.3 (Termination) will be the exclusive remedies, rights and obligations with respect to the liabilities and obligations referred to in
     SECTION 15.2 and any breach of the representations, warranties or covenants set forth in this Agreement. Without limiting the foregoing, as a material inducement to entering into this Agreement, to the fullest extent permitted by Law, each of the Parties waives any claim or cause of action that it otherwise might assert, and any breach of the representations, warranties or covenants set forth in this Agreement, except for claims or causes of action brought under and subject to the terms and conditions of this
     ARTICLE XV and SECTION 15.6 (Infringement), SECTION 14.3 (Indemnification for Taxes) and SECTIONS 11.2 and 11.3 (Termination).

          (d) Notwithstanding any other provision of this Agreement or of any applicable Law, except for any indemnification made pursuant to ARTICLE XIV or SECTION 5.10, which indemnification shall not be subject to the limitations contained in this SECTION 15.3(d), no Indemnitee will be entitled to make a claim against an Indemnifying Party for Indemnifiable Losses arising out of or relating to any inaccuracy of representations or warranties under SECTIONS 15.2(a)(i) or 15.2(b)(i) until:

               (i) the amount of Indemnifiable Losses incurred by the Indemnitee for any individual occurrence giving rise to such Indemnifiable Losses exceeds an amount equal to one-half percent (0.5%) of the aggregate of Cash Payments, and

               (ii) the aggregate amount of claims that may be asserted for such Indemnifiable Losses pursuant to SECTION 15.3(d)(i) exceeds an amount equal to two percent (2%) of the aggregate of Cash Payments, but only to the extent such amount, if any, (a) exceeds an amount equal to two percent (2%) of the aggregate of Cash Payments and (b) is less than the amount set forth in SECTION 15.3(e).

          (e) Notwithstanding any other provision of this Agreement, the indemnification obligations of Seller under SECTION 15.2(a)(i) or the indemnification obligation of Buyer under SECTION 15.2(b)(i) will not exceed an amount equal to twenty percent (20%) of the aggregate of Cash Payments respectively. Either Party shall be obligated to provide indemnification for all Indemnifiable Losses that may be asserted pursuant to SECTIONS 15.2(a)(ii), 15.2(a)(iii), 15.2(b)(ii) and 15.2(b)(iii), as
     applicable.

          (f) No Indemnifying Party shall be liable to or obligated to indemnify any Indemnitee hereunder for any consequential, special, multiple, punitive or exemplary damages including damages arising from loss or interruption of business, profits, business opportunities or goodwill, loss of use of facilities, loss of capital, claims of customers, or any cost or expense related thereto, except to the extent such damages have been recovered by a third person and are the subject of a Third Party Claim for which indemnification is available under the express terms of this ARTICLE XV.

          (g) Seller and Buyer shall cooperate with each other with respect to resolving any claim or liability with respect to which one Party is obligated to indemnify the other Party hereunder, including by making commercially reasonable efforts to mitigate or resolve any such claim or liability.

     15.4 DEFENSE OF CLAIMS.

          (a) If any Indemnitee receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity that is not a party to this Agreement (a "Third Party Claim") against such Indemnitee, with respect to which an Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event not later than ten (10) calendar days after receipt of notice of such Third Party Claim; PROVIDED, HOWEVER, that the failure of the Indemnitee to notify the

     Indemnifying Party shall only relieve the Indemnifying Party from its obligation to indemnify the Indemnitee pursuant to this ARTICLE XV to the extent that the Indemnifying Party is materially prejudiced by such failure (whether as a result of the forfeiture of substantive rights or defenses or otherwise). Upon receipt of notification of a Third Party Claim, the Indemnifying Party shall be entitled, upon written notice to the Indemnitee, to assume the investigation and defense thereof. Whether or not the Indemnifying Party elects to assume the investigation and defense of any Third Party Claim, the Indemnitee shall have the right to employ separate counsel and to participate in the investigation and defense thereof; PROVIDED, HOWEVER, that the Indemnitee shall pay the fees and disbursements of such separate counsel unless (i) the employment of such separate counsel has been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party has failed to assume the defense of such Third Party Claim within a reasonable time after receipt of notice thereof, or (iii) the named parties to the proceeding in which such claim, demand, action or cause of action has been asserted include both the Indemnifying Party and such Indemnitee and, in the reasonable judgment of counsel to such Indemnitee, there exists one or more defenses that may be available to the Indemnitee that are in conflict with those available to the Indemnifying Party. Notwithstanding the foregoing, the Indemnifying Party shall not be liable for the fees and disbursements of more than one counsel for all Indemnified Parties in connection with any one proceeding or any similar or related proceedings arising from the same general allegations or circumstances. Without the prior written consent of the Indemnitee, the Indemnifying Party will not enter into any settlement of any Third Party Claim that would lead to liability or create any financial or other obligation on the part of the Indemnitee unless such settlement includes as an unconditional term thereof the release of the Indemnitee from all liability in respect of such Third Party Claim. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnitee in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any rights or defenses against the Indemnitee, and including as an unconditional term the release of the Indemnitee from all liability in respect of such Third Party Claim, the claim may be settled and Indemnitee may not contest the matter. If a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnitee in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer without reservation of any right or defenses against the Indemnitee, the Indemnitee may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such Third Party Claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the Indemnitee declined to accept plus the Indemnifiable Losses of the Indemnitee relating to such Third Party Claim through the date of its rejection of the settlement offer or (B) the aggregate Indemnifiable Losses of the Indemnitee with respect to such claim.

          (b) Any claim by an Indemnitee on account of an Indemnifiable Loss that does not result from a Third Party Claim must be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than thirty (30) calendar days after the incurrence thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as may be available to the Indemnitee on the terms and subject to the provisions of this ARTICLE XV.

          (c) If, after the making of any Indemnification Payment, the amount of the Indemnifiable Loss to which such payment relates is reduced by recovery, settlement or otherwise under any insurance coverage, or pursuant to any claim, recovery, settlement or payment by or against any other entity, the amount of such reduction (less any costs, expenses, premiums or Taxes incurred in connection therewith) will promptly be repaid by the Indemnitee to the Indemnifying Party. Upon making any Indemnification Payment, the Indemnifying Party will, to the extent of such Indemnification Payment, be subrogated to all rights of the Indemnitee against any third party that is not an Affiliate of the Indemnitee in respect of the Indemnifiable Loss to which the Indemnification Payment relates; provided that (i) the Indemnifying Party shall then be in compliance with its obligations under this Agreement in respect of such Indemnifiable Loss, and
     (ii) until the Indemnitee recovers full payment of its Indemnifiable Loss, all claims of the Indemnifying Party against any such third party on account of said Indemnification Payment will be subrogated and subordinated in right of payment to the Indemnitee's rights against such third party. Without limiting the generality or effect of any other provision of this
     ARTICLE XV, each such Indemnitee and Indemnifying Party will duly execute upon request all instruments reasonably necessary to evidence and perfect the above-described subrogation and subordination rights.

     15.5 INAPPLICABILITY TO TAXES. Except as expressly provided in this ARTICLE XV, this ARTICLE XV shall not apply with respect to indemnification of the parties for Taxes, which liability shall be subject to ARTICLE XIV hereof.

                                   ARTICLE XVI

                                  Miscellaneous

     16.1 EXPENSES. Except as otherwise expressly provided for in this SECTION
16.1 or elsewhere in this Agreement, each Party hereto shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement. Seller and Buyer shall each bear all of its own costs and expenses incurred in securing the appropriate governmental approvals to the assignment of the Acquired Contracts.

     16.2 GOVERNING LAW. This Agreement shall be governed by the laws of the state of New York regardless of the laws that might otherwise govern under applicable conflicts of law principles. Buyer and Seller irrevocably submit to the exclusive jurisdiction of any New York state court and any United States federal court located in New York (collectively the "New York Courts") for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Buyer and Seller further agree that service of any process, summons or notice at the addresses set forth in SECTION 16.3 shall be effective service of process for any action, suit or proceeding in New York with respect to any matters to which they have submitted to jurisdiction as set forth above. Buyer and Seller irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby or thereby in the New York Courts and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Except to the extent required to enforce any order (including any order for injunctive relief, award or judgment of or by the New York Courts), Buyer and Seller agree not to pursue any legal action against the other Party in respect of the transactions contemplated hereby or in any manner related thereto other than in the New York Courts.

     16.3 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or transmitted by facsimile, or five (5) days after mailed, certified or registered mail, with postage prepaid addressed as follows (or to such other person or address as the Party to receive such notice may have designated from time to time by notice in writing pursuant hereto):

                        If to Seller:

                        Verizon Media Ventures Inc.
                        c/o Verizon Communications Inc.
                        37th Floor
                        1095 Avenue of the Americas
                        New York, NY 10036
                        Attn: Executive Director- Corporate Development Fax Number: (212) 597-2741

                        With a copy to:

                        Verizon Services Group
                        600 Hidden Ridge
                        Mailcode HQE02H44
                        Irving, TX 75038
                        Attn: Counsel - Strategic Transactions
                        Fax Number: (972) 719-0028

                        If to Buyer:

                        USA Broadband
                        Attn: Edward P. Mooney
                        921 Transport Way
                        Suite 4
                        Petaluma, CA 94954

                        With a copy to:

                        Shefsky & Froelich Ltd.
                        Attn: Michael J. Choate
                        444 N. Michigan
                        #2500
                        Chicago, IL 60611

     16.4 COUNTERPARTS; THIRD PARTY BENEFICIARIES. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. No provision of this Agreement, other than as expressly provided in the indemnification provisions of ARTICLES XIV and XV is intended to (i) confer upon any Person other than the Parties hereto and their successors and permitted assigns, any rights or remedies hereunder, (ii) relieve or discharge the obligation or liability of any third party or (iii) give any third party any right of subrogation or action against Seller or Buyer.

     16.5 ENTIRE AGREEMENT. This Agreement, the Bill of Sale and Assignment and Assumption Agreement, any Subcontracts, the Non-Disclosure Agreement, the Seller's Due Diligence Memorandum and the Buyer's Due Diligence Memorandum embody the entire agreement and understanding between Seller and Buyer with respect to the subject matter hereof and supersede all prior agreements and understandings related to the subject matter hereof. There are no representations, warranties, covenants, promises or agreements on the part of either Party to the other hereto which are not explicitly set forth herein.

     16.6 MODIFICATIONS. Any modification, amendment or waiver of or with respect to any provision of this Agreement or any agreement, instrument or document delivered pursuant hereto shall not be effective unless it shall be in writing and signed by Seller and Buyer and shall designate specifically the terms and provisions so modified.

     16.7 ASSIGNMENT AND BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but (except as provided for in this SECTION 16.7) neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Buyer, on the one hand, or Seller, on the other hand, without the prior written consent of the other. Notwithstanding the previous sentence, either Party may assign this Agreement or any interest therein (a) in connection with a change of control, merger or reorganization of such Party or a sale of all or substantially all of such Party's assets or (b) to any Affiliate of such Party, provided that the assignee of such Party agrees in writing to be bound by the provisions of this Agreement.

     16.8 DISCLOSURES. Any matter disclosed in any one Section of the Seller's Due Diligence Memorandum or the Buyer's Due Diligence Memorandum shall be deemed to be disclosed on all other sections of such memorandum.

     16.9 PUBLIC ANNOUNCEMENTS. Seller and Buyer will consult with each other before issuing, and will provide each other the opportunity to review and comment upon, any press release or other public statements (or relevant portions thereof) relating to the transactions contemplated by this Agreement. Neither party shall issue any such press release or make any such public statement prior to obtaining the consent of the other party, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. Each Party also agrees that it will not, directly or indirectly, except to the extent required by Law, regulatory process or proceeding or court order (provided prior timely notice has been provided to the other Party to permit such Party to limit such disclosure or to seek appropriate protective orders), make use of or divulge, or permit any of its agents or employees to make use of or divulge, any terms or conditions of this Agreement. The obligations contained in this SECTION 16.9 are in addition to and independent of the obligations contained in the Non-Disclosure Agreement.

     16.10 COVENANTS AND RELEASE OF PARENT. Parent agrees to cause Buyer to perform each of the Buyer's obligations contained in this Agreement and shall guarantee such performance. Upon the expiration of forty-five (45) days after the Final Closing and any Supplemental Closings, Parent shall be released from any and all obligations hereunder as though Parent were never a party to this agreement.

 [Remainder of Page Intentionally Left Blank - Signature Pages Follow this Page]

     IN WITNESS WHEREOF, the Parties, acting through their duly authorized representatives, have executed this Agreement as of the date first above written.

                                          VERIZON MEDIA VENTURES INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          GTE SOUTHWEST INCORPORATED

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          USAB VIDEO CORP II, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                          USA BROADBAND, INC.

                                          By:
                                             -----------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                    EXHIBIT A

                BILL OF SALE ASSIGNMENT AND ASSUMPTION AGREEMENT



         This Agreement is made and entered into effective as of February 2002, by and among Verizon Media Ventures Inc., GTE Southwest Incorporated and Verizon Select Services Inc. (collectively "Seller") and USAB Video Corp II, Inc. ("Buyer").

         WHEREAS, Seller and Buyer have entered into that certain Asset Purchase Agreement dated February _____________ 2002 (the "Asset Purchase Agreement); and

         WHEREAS, terms which are used in this Agreement but not otherwise defined herein shall have the same meanings ascribed to such terms in the Asset Purchase Agreement.

         NOW THEREFORE, for and in consideration of the obligations of the parties under the Asset Purchase Agreement Buyer and Seller agree as follows:

1. BILL OF SALE: ASSIGNMENT OF ASSETS. In consideration of Buyer's payment to Seller of the Purchase Price set forth in the Asset Purchase Agreement, in connection with the Closing for which this Agreement is delivered, the receipt of which is hereby acknowledged by Seller, Seller shall and does hereby sell, transfer, convey and assign (collectively "Transfer") to Buyer all its right, title and interest in and to the Acquired Assets associated with this Closing (herein "Acquired Assets"). Specifically excluded from this Agreement is the assignment of any right, title or interest which is by law or contract non assignable without the consent of the other party or parties thereto, unless such consent has been given, whereupon the assignment of such right, title or interest shall be automatically effective. Further specifically excluded from this Agreement is the assignment of any right, title or interest which by contract is not assigned in connection with any partial assignment which has been approved by consent of the other party or parties thereto.

2. ASSUMPTION OF OBLIGATIONS. Buyer shall and does hereby assume all of Seller's obligations under the Acquired Assets as specified in the Asset Purchase Agreement. Buyer shall and does hereby further agree to pay and fully discharge AII of Seller's obligations thereunder.

3. TERMS OF ASSET PURCHASE AGREEMENT; CONFLICTS. The parties hereby acknowledge that the Transfer of the Acquired Assets is subject to certain limited representations and warranties and indemnification obligations set forth in the Asset Purchase Agreement. In the event of any conflict between this Agreement and the Asset Purchase Agreement the Asset Purchase Agreement shall control.

4. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and both of which, when taken together, shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of each Closing Date, in accordance with the terms and conditions of the Asset Purchase Agreement.

                              VERIZON MEDIA VENTURES INC.

                              Name:
                                   ---------------------------------------------

                              Type Name:
                                        ----------------------------------------

                              Title:
                                    --------------------------------------------

                              Date:
                                   ---------------------------------------------

                              GTE SOUTHWEST INCORPORATED

                              Name:
                                   ---------------------------------------------

                              Type Name:
                                        ----------------------------------------

                              Title:
                                    --------------------------------------------

                              Date:
                                   ---------------------------------------------

                              USAB VIDEO CORP II, INC.

                              Name:
                                   ---------------------------------------------

                              Type Name:
                                        ----------------------------------------

                              Title:
                                    --------------------------------------------

                              Date:
                                   ---------------------------------------------

                                    EXHIBIT B

                                  PURCHASE NOTE


$_______________________                                      February ___, 2002

FOR VALUE RECEIVED, USAB Video Corp II, Inc. ("Borrower"), a Delaware corporation, hereby promises to pay to the order of Verizon Media Ventures, Inc. ("Lender"), at such place as may be designated in writing by Lender or holder of the Note, on the Maturity Date (as defined herein) in immediately available lawful money of the United States of America, the principal sum of ________________________ Dollars ($_______), together with interest on the outstanding principal amount of this Note (the "Note"). This Note represents an unsecured obligation of Borrower.

This Note is being executed and delivered to Verizon as part of the consideration for certain Acquired Assets purchased by Borrower pursuant to the Asset Purchase Agreement by and among Borrower, Verizon and GTE Southwest Incorporated ("GTE" and together with Verizon, "Seller"), dated as of February __, 2002 (the "Agreement"). No reference in this Note to the Asset Purchase Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the coin and currency set forth in this Note. Capitalized terms used herein which are defined in the Asset Purchase Agreement and not otherwise defined herein shall have the meaning specified in the Asset Purchase Agreement.

USA Broadband, Inc. ("Parent) has executed a guarantee of this note, dated February __, 2002.

SECTION 1.        DEFINITIONS.

"Agreement" means an Asset Purchase Agreement by and among Borrower, Verizon and GTE Southwest Incorporated dated as of February __, 2002.

SECTION 2.        TERMS OF THE NOTE.

The interest rate on the Note will be at the rate of nineteen percent (19%) per annum and shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Interest on this Note shall compound on an annual basis and shall be payable in arrears. The interest and the principal shall be due and payable in one (1) installment on the Maturity Date. This Note shall mature on the third year anniversary of the date first set forth above (the "Maturity Date").

SECTION 3.        PREPAYMENT.

Borrower may, at any time and from time to time, prepay the principal on this
Note in whole or in part, without premium or penalty, together with accrued and unpaid interest on the principal amount being prepaid.

On the date of the receipt of Borrower of cash proceeds pursuant to the sale of any assets of Borrower (other than sales in the ordinary course of business), an amount equal to the product of the sale proceeds of the assets sold and the fraction, the numerator of which is the face amount of this Note and the denominator of which is Seven Hundred Ninety-Four Thousand Seven Hundred Fifty-Three (794,753), not to exceed the outstanding principal of this Note, of such cash proceeds (net of costs and expenses associated them with) shall be due and payable on the outstanding principal of this Note, together with all accrued and unpaid interest on the principal amount being repaid.

SECTION 4.        EVENTS OF DEFAULT.

Each of the following shall be an Event of Default:

                  a. The failure of Borrower to pay, within five (5) business days, all amounts when due and owing on this Note (whether at stated maturity, by acceleration or otherwise);

                  b. Borrower or Parent breaches or otherwise fails to perform or observe the covenants, agreements and restrictions in this Note or the Parent Guarantee and the breach is not cured within ten (10) days after the receipt of notice thereof delivered to Borrower by any holder of the Note.

                  c. One or more final judgments, orders or decrees for the payment of money which, either individually or in the aggregate, exceed Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower by a court of competent jurisdiction and shall remain undischarged or not fully bonded for a period (during which execution shall not be effectively stayed by reason of a pending appeal or otherwise) of thirty
                           (30) days or an enforcement proceeding shall be commenced (and not discharged, bonded or execution thereof stayed) by any creditor.;

                  d. A receiver, custodian, liquidator or trustee of Borrower or any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower is adjudicated bankrupt or insolvent; or a petition is filed or an action commenced against Borrower or a trustee or receiver of Borrower is appointed, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or debt receivership law of any jurisdiction, whether now or hereafter in effect and the petition or action is either not dismissed or stayed, or the appointment is not vacated within ninety (90) days of the filing of such petition or action or the appointment of such trustee or receiver;

                  e. Borrower files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                  f. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower; or

                  g. The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by Borrower to the institution of bankruptcy or insolvency proceedings against Borrower or the filing by Borrower of a petition or answer or consent seeking release under any statute, law or regulation, or the consent by Borrower to the filing of any such petition or the appointment of a receiver, assignee, trustee or other similar official of Borrower, or of any substantial part of Borrower's property, or the making by Borrower of an assignment for the benefit of creditors, or the taking of action by Borrower in furtherance of any such action.

SECTION 5.        CONSEQUENCES OF EVENTS OF DEFAULT.

If any Event of Default shall occur and be continuing, the entire outstanding principal amount of the Note (plus all accrued interest thereon) will automatically be and become immediately due and payable. Lender may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy conferred in this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No delay or omission of Lender to exercise any right or remedy with respect to this Note will impair, or constitute a waiver of, any such right or remedy.

Borrower and all sureties, endorsers, guarantors and other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note (a) jointly and severally waive grace, presentment and demand for payment, protest and notice of protest, and non payment, and all other notice, including notice of intent to accelerate the Maturity Date and notice of acceleration of the Maturity Date, filing of suit and diligence in collecting this Note, and (b) severally agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon in order to enforce payment of this Note by it. Any check, draft, money order or other instrument given in payment of all or any portion of this Note shall be accepted by Lender and handled in collection in the customary manner.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

                  a. Enforceable Obligations. Borrower has the power and authority and the legal right, to make, deliver and perform this Note and to borrow hereunder. No action, consent or authorization of, registration or filing with, notice to or other act by or in respect of, any Governmental Entity or any other Person (including, without limitation, any shareholder or partner of Borrower, or any Affiliate of Borrower is required to be obtained or made by any Person in connection with the borrowing under this Note or with the execution, delivery, performance, validity or enforceability of the Note, other than such as have been obtained or made and are in full force and effect. This Note has been duly executed and delivered on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  b. No Legal Bar . Other than any New York Law with respect to usury or other limitation on interest payable, the execution, delivery and performance of the Note will not violate any requirement of Law or be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation under any material contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired, pursuant to any such requirement of Law or contractual obligation.

                  c. Ownership Structure. All of the outstanding capital securities of Borrower are owned by USA Broadband, Inc..

SECTION 7.        COVENANTS, AGREEMENTS AND RESTRICTIONS.

Until this Note has been paid in full:

                  a. MAINTENANCE OF CORPORATE EXISTENCE. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Borrower will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by Borrower may require such qualification. Nothing herein shall be construed to require Borrower to be registered or qualified to do business in the State of New York, merely as a result of making this Note.

                  b. REGISTERED FORM. In accordance with Treasury Regulations 5f.103-1 and related provisions, the Borrower shall maintain a book entry system with respect to the right to the principal of and stated interest on, the Note. Any transfer of the right to the principal and stated interest of this Note is valid only if reflected in such book entry system. Upon request of the Lender or any of its successors or assigns, Borrower shall make appropriate entries in its book entry system to reflect a transfer of an interest with respect to this Note.

SECTION 8.        PAYMENTS.

If any payment of principal or interest on this Note becomes due on a Saturday, Sunday or a bank or legal holiday under the laws of the State of New York, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment. Any payment to be made hereunder will be made at the direction of the holder hereof by wire transfer of immediately available federal funds to an account designated by the holder.

All payments under this Note shall be applied (i) first, to the payment of fees, charges, and expenses, if any, payable by Borrower under this Note, (ii) second, to the payment of accrued interest on the principal amount being paid, and (iii) third, to the repayment of the principal.

SECTION 9.        AMENDMENT AND WAIVER.

Except as otherwise expressly provided herein, the provisions of the Note may not be amended, and Borrower may not take any action herein prohibited, without the prior written consent of the holder of this Note.

SECTION 10.       PLACE OF PAYMENT AND NOTICES AND OBLIGATION TO PROVIDE
                  INFORMATION.

Payments of principal and interest, and notices hereunder, are to be delivered to the Lender at the following address:

         Verizon Media Ventures Inc.
         c/o Verizon Communications Inc.
         1095 Avenue of the Americas
         37th Floor
         New York, New York 10036
         Attn: Executive Director----Corporate Development

Any subsequent holder, successor or Assign shall provide Borrower with an alternative address for purposes of deliver of payment and shall give Borrower its name and address and such information as is necessary for Borrower to make the book entries described in Section 7(b).

SECTION 11.       USURY LAWS.

It is the intention of Borrower and the holders of the Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under the Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under the Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note have been repaid, then such excess will be rebated to Borrower.

SECTION 12.       SEVERABILITY; WAIVER OF NOTICE.

Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but A any provision of this Note is held to be prohibited by (or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Note. To the extent permitted by law, Borrower hereby waives presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 13.       COSTS OF COLLECTION.

Borrower shall pay to the holder or holders of this Note one half of the fees, costs, and expenses (including reasonable attorneys' fees) incurred in enforcing such holder or holder's rights hereunder or collecting amounts payable hereunder, including fees, costs and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower.

SECTION 14.       SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

This Note shall be binding upon and inure to the benefit of Borrower and the Lender, and their respective successors and assigns. As used herein, the terms "Lender" and "Borrower" shall be deemed to include their respective successors and assigns, whether voluntarily by action of the parties or involuntarily by operation of law. Either Party may, at any time assign And otherwise transfer all, or any part of this Note to any Person without the consent of the other party.

SECTION 15.       NO WAIVER.

No failure or delay by the Lender at any time to enforce one or more of the terms, conditions or obligations of Borrower under this Note to which it is a party shall constitute a waiver of such terms, conditions or obligations or shall preclude the Lender from requiring performance by Borrower at any time. This note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

SECTION 16.       GOVERNING LAW; JURISDICTION.

This Note and the rights and obligations of the parties thereunder has been executed and delivered in, and shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to its principles of conflict of law.

SECTION 17.       SUBMISSION TO JURISDICTION.

BORROWER FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY UNCONDITIONALLY AND
IRREVOCABLY:

SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK;

AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW;

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK;

WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER IN ACCORDANCE WITH SECTION 16.3 OF THE ASSET PURCHASE AGREEMENT; AND

AGREES THAT ANY LEGAL PROCEEDING AGAINST LENDER ARISING OUT OF OR IN CONNECTION WITH THE NOTE OBLIGATIONS SHALL BE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK.

NOTHING CONTAINED IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST BORROWER OR ANY OF ITS SUBSIDIARIES IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

SECTION 18.       ENTIRE AGREEMENT.

This Note Represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first written above.

                              Borrower

                              USAB VIDEO CORP II, INC., a Delaware corporation

                              By:
                                 -----------------------------------------------

                              Its:
                                  ----------------------------------------------

                           PARENT GUARANTEE AGREEMENT


THIS PARENT GUARANTEE AGREEMENT (this "AGREEMENT"), dated as of February, 2002, is made by USA Broadband, Inc., a Delaware corporation ("PARENT"), in favor of Verizon Media Ventures Inc., a Delaware corporation ("VERIZON"). Verizon and/or any of its successors, assigns or designees are referred to herein as "GUARANTEED PART" in connection with the Purchase Note, dated (as the same may be amended, modified, restated, supplemented, replaced, renewed, extended, increased, rearranged and/or substituted from time to time, the "Note"), executed by USAB Video Corp II, Inc. ("BORROWER"), a wholly owned subsidiary of Parent, in favor of Verizon, payable to the order of Verizon in the principal amount of ____________________.


                                   WITNESSETH:


WHEREAS, Borrower and Verizon have entered into an Asset Purchase Agreement, dated February_______2002 (the "ASSET PURCHASE AGREEMENT"), pursuant to which Borrower agreed to purchase the Acquired Assets (as defined in the Asset Purchase Agreement);

WHEREAS, All rights and benefits under Asset Purchase Agreement, and the obligation to pay the consideration for the Acquired Assets reside with the Borrower;

WHEREAS, Borrower desires to make and deliver the Purchase Note as a portion of the consideration necessary to purchase the Acquired Assets pursuant to the Asset Purchase Agreement;

WHEREAS, Borrower is a subsidiary of Parent;

NOW, THEREFORE, to induce Verizon to accept the Note and to make the loan to Borrower thereunder and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent hereby agrees with Verizon as follows:

SECTION 1.        DEFINED TERMS.

Capitalized terms used herein which are defined in the Note and not otherwise defined herein shall have the meanings specified in the Asset Purchase Agreement or the Notes.

SECTION 2.        GUARANTY OR BORROWER OBLIGATIONS.

Parent hereby guarantees the prompt and complete performance of Borrower under the Note including, without limitation (a) performance of the payment obligations when due (whether at stated maturity, by acceleration, upon prepayment or otherwise), and (b) performance and observance by Borrower of all covenants, agreements and conditions contained in the Note.

SECTION 3.        BORROWER REMAINS LIABLE.

Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the Note to the same extent as if this Agreement had not been executed, (b) except to the extent of payments on the Note by the Parent, the exercise by Guaranteed Party of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the Note and (c) Guaranteed Party shall not have any obligation or liability under the Note by reason of this Agreement, nor shall Guaranteed Party be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.        REPRESENTATIONS AND WARRANTIES.

Parent hereby represents and warrants as follows:

                  a. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. Parent has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Person (including any stockholder of Parent) is required to be obtained or made by Parent or any other Person, in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than those that have been obtained or made and are in full force and effect. This Agreement constitutes a legal, valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the effects of bankruptcy, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  b. The execution, delivery and performance of this Agreement will not violate any requirement of Law or be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation under any material contractual obligation of Parent and will not result in, or require, the creation or imposition of any Lien on any of its properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired, pursuant to any such requirement of Law or contractual obligation.

                  c. All of the outstanding capital securities of Borrower are owned by Parent.

SECTION 5.        COVENANTS.

Parent hereby covenants that Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Parent will cause to be done all things necessary for Borrower to become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property, by Borrower may require such qualification. Nothing herein shall be construed to require Borrower to be registered or qualified to do business in the state of New York, merely as a result of making this Note.

SECTION 6.        SEVERABILITY; WAIVER OF NOTICE.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement. Parent hereby waives notice of presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of the Note(s).

SECTION 7.        COSTS OF COLLECTION.

Parent shall pay to the Guaranteed Party one half of the fees, costs, and expenses (Including reasonable attorneys' fees) incurred in enforcing such Guaranteed Party's rights hereunder or collecting amounts payable hereunder, including fees, costs and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Parent.

SECTION 8.        SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

This Agreement shall be binding upon and inure to the benefit of Borrower, Parent and the Guaranteed Party, and their respective successors and assigns, except that Parent may not assign or transfer any of its rights or obligations under this Agreement other than to an entity which has assets of not less than $23,798,000 following the transfer, without the prior written consent of the Guaranteed Party. As used herein, the terms "Parent", "Guaranteed Party" and "Borrower" shall be deemed to include their respective successors and assigns, whether voluntarily by action of the parties or involuntarily by operation of law. The Guaranteed Party may, at any time assign and otherwise transfer all, or any part of this Agreement to any Person without the consent of Parent.

SECTION 9.        NO WAIVER.

No failure or delay by the Guaranteed Party at any time to enforce one or more of the terms, conditions or obligations of Parent under this Agreement to which it is a party shall constitute a waiver of such terms, or of the Borrower under the conditions or obligations set forth in the Note or shall preclude the Guaranteed Party from requiring, performance by Parent at any time. This Agreement shall be automatically terminated with respect to any Note upon payment of that Note in full or the Cancellation of the Note. Otherwise, this Agreement may not be amended or terminated without the prior written approval of Guaranteed Party and Parent. No waiver of any term or provision hereof shall be valid unless in writing signed by Guaranteed Party.

SECTION 10.       GOVERNING LAW: JURISDICTION.

This Agreement and the rights and obligations of the parties thereunder has been executed and delivered in, and shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to its principles of conflict of law.

SECTION 11.       SUBMISSION TO JURISDICTION, WAIVERS.

PARENT FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY UNCONDITIONALLY AND
IRREVOCABLY:

SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK;

AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE SECURED OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW;

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE GUARANTY OBLIGATIONS BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK;

WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO PARENT; AND AGREES THAT ANY LEGAL PROCEEDING AGAINST SECURED PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK.

SECTION 12.       ENTIRETY.

This Agreement, together with the Note and the Asset Purchase Agreement, the Bill of Sale and Assignment and Assumption Agreement, the Non Disclosure Agreement and the Subcontracts, represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


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

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                                       13

IN WITNESS WHEREOF, Parent has caused this Parent Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                              USA Broadband, Inc.

                              By:
                                 -----------------------------------------------

                              Name:
                                   ---------------------------------------------

                              Title:
                                    --------------------------------------------

                                    EXHIBIT C

                                  DEPOSIT NOTE

$250,000                                                           March 1, 2002

FOR VALUE RECEIVED, USAB Video Corp II, Inc. ("Borrower"), a Delaware corporation, hereby promises to pay to the order of Verizon Media Ventures, Inc. ("Lender"), at such place as may be designated in writing by Lender or holder of the Note, on the Maturity Date (as defined herein) in immediately available lawful money of the United States of America, the principal sum of Two Hundred Fifty Thousand Dollars ($250,000), together with interest on the outstanding principal amount of this Note (the "Note"). This Note represents an unsecured obligation of Borrower.

This Note is being executed and delivered to Verizon as part of the consideration for certain Acquired Assets purchased by Borrower pursuant to the Asset Purchase Agreement by and among Borrower, Verizon and GTE Southwest Incorporated ("GTE" and together with Verizon, "Seller"), dated as of March 1, 2002 (the "Agreement"). No reference in this Note to the Asset Purchase Agreement shall alter or impair the obligation of Borrower, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rates, and in the coin and currency set forth in this Note. Capitalized terms used herein which are defined in the Asset Purchase Agreement and not otherwise defined herein shall have the meaning specified in the Asset Purchase Agreement.

USA Broadband, Inc. ("Parent") has executed a guarantee of this note, dated March 1, 2002.

SECTION 1.        DEFINITIONS.

"Agreement" means an Asset Purchase Agreement by and among Borrower, Verizon and GTE Southwest Incorporated dates as of March 1, 2002

SECTION 2.        TERMS OF THE NOTE.

The interest rate on the Note will be at the rate of nineteen percent (19%) per annum and shall be computed on the basis of a year of 360 days for the actual number of days elapsed. Interest on this Note shall compound on an annual basis and shall be payable in arrears. The interest and the principal shall be due and payable in one installment on the Maturity Date. THIS NOTE SHALL BECOME AN OBLIGATION OF BORROWER, ENFORCEABLE AGAINST BORROWER IN ACCORDANCE WITH. THE TERMS SET FORTH HEREIN, ONLY UPON THE OCCURRENCE OF THE TRIGGERING EVENT.

For purposes of this Note, the term "Triggering Event" means the termination of the Agreement by Seller pursuant to Section 11.2(d) thereof.

This Note shall mature on the third anniversary of the occurrence of the Triggering Event (the "Maturity Date").

WITHOUT ANY FURTHER ACTION ON THE PART OF BORROWER, THIS NOTE SHALL AUTOMATICALLY BE CANCELED ON THE FINAL CLOSING DATE (AS DEFINED IN THE AGREEMENT) IF THE TRIGGERING EVENT HAS NOT OCCURRED ON OR BEFORE SUCH DATE. UPON CANCELLATION, ANY OBLIGATIONS OF BORROWER PURSUANT TO THIS NOTE SHALL BE NULL AND VOID AB INITIO AND THIS NOTE SHALL BE OF NO FORCE OR EFFECT. ON THE FINAL CLOSING DATE, IF THE TRIGGERING EVENT HAS NOT OCCURRED, VERIZON SHALL DELIVER TO BORROWER THIS NOTE ALONG WITH A CERTIFICATE ACKNOWLEDGING THE CANCELLATION OF THIS NOTE.

SECTION 3.        PREPAYMENT.

Borrower may, at any time and from time to time, prepay the principal on this
Note in whole or in part, without premium or penalty, together with accrued and unpaid interest on the principal amount being prepaid.

SECTION 4.        EVENTS OF DEFAULT.

Each of the following shall be an Event of Default:

                  a. The failure of Borrower to pay, within five (5) business days, all amounts when due and owing on this Note (whether at stated maturity, by acceleration or otherwise);

                  b. Borrower or Parent breaches or otherwise fails to perform or observe the covenants, agreements and restrictions in this Note or the Parent Guarantee and the breach is not cured within ten (10) days after the receipt of notice thereof delivered to Borrower by any holder of the Note;

                  c. One or more final judgments, orders or decrees for the payment of money which, either individually or in the aggregate, exceed Five Hundred Thousand Dollars ($500,000) shall be rendered against Borrower by a court of competent jurisdiction and shall remain undischarged or not fully bonded for a period (during which execution shall not be effectively stayed by reason of a pending appeal or otherwise) of thirty
                           (30) days or an enforcement proceeding shall be commenced (and not discharged, bonded or execution thereof stayed) by any creditor;

                  d. A receiver, custodian, liquidator or trustee of Borrower or any of its property is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower is adjudicated bankrupt or insolvent; or a petition is filed or an action commenced against Borrower, or at trustee or receiver of Borrower is appointed, under any state or federal bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or debt receivership law of any jurisdiction, whether now or hereafter in effect and the petition or action is either not dismissed or stayed, or the appointment is not vacated within ninety (90) days of the filing of such petition or action or the appointment of such trustee or receiver;

                  e. Borrower files a petition in voluntary bankruptcy or seeks relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment or debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law;

                  f. Borrower makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower; or

                  g. The institution by Borrower of proceedings to be adjudicated as bankrupt or insolvent, or the consent by Borrower to the institution of bankruptcy or insolvency proceedings against Borrower or the filing by Borrower of a petition or answer or consent seeking release under any statute, law or regulation, or the consent by Borrower to the filing of any such petition or the appointment of a receiver, assignee, trustee or other similar official of Borrower, or of any substantial part of Borrower's property, or the making by Borrower of an assignment for the benefit of creditors, or the taking of action by Borrower in furtherance of any such action.

SECTION 5.        CONSEQUENCES OF EVENTS OF DEFAULT.

If the Triggering Event has occurred and any Event of Default shall have occurred and be continuing, the entire outstanding principal amount of the Note (plus all accrued interest thereon) will automatically be mature and become immediately due and payable. Lender may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to Lender in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any covenant or other agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy conferred in this Note is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in added on to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No delay or omission of Lender to exercise any right or remedy with respect to this Note will impair, or constitute a waiver of, any such right or remedy.

Borrower and all sureties, endorsers, guarantors and other parties hereafter assuming or otherwise becoming liable for the payment of any sum of money payable under this Note (a) jointly and severally waive grace, presentment and demand for payment, protest and notice of protest, and non payment, and all other notice, including notice of intent to accelerate the Maturity Date and notice of acceleration of the Maturity Date, filing of suit and diligence in collecting this Note, and (b) severally agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon in order to enforce payment of this Note by it. Any check, draft, money order or other instrument given in payment of all or any portion of this Note shall be accepted by Lender and handed in collection in the customary manner.

SECTION 6.        REPRESENTATIONS AND WARRANTIES.

                  a. ENFORCEABLE OBLIGATIONS. Borrower has the power and authority and the legal right, to make, deliver and perform this Note and to borrow hereunder. No action, consent or authorization of, registration or filing with, notice to or other act by or in respect of, any Governmental Entity or any other Person (including, without limitation, any shareholder or partner of Borrower, or any Affiliate of Borrower is required to be obtained or made by any Person in connection with the borrowing under this Note or with the execution, delivery, performance, validity or enforceability of the Note, other than such as have been obtained or made and are in full force and effect. This Note has been duly executed and delivered on behalf of Borrower and constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  b. NO LEGAL BAR. Other than any New York Law with respect to usury or other limitation on interest payable, the execution, delivery and performance of the Note will not violate any requirement of Law or be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation under any material contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired, pursuant to any such requirement of Law or contractual obligation.

                  c. Ownership Structure. All of the outstanding capital securities of Borrower are owned by USA Broadband, Inc.

SECTION 7.        COVENANTS, AGREEMENTS AND RESTRICTIONS.

         Until this Note has been paid in full:

                  a. MAINTENANCE OF CORPORATE EXISTENCE. Borrower will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Borrower will become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by borrower may require such qualification. Nothing herein shall be construed to require Borrower to be registered or qualified to do business in the state of New York, merely as a result of making this Note.

                  b. REGISTERED FORM. In accordance with Treasury Regulations 5f.103-1 and related provisions, the Borrower shall maintain a book entry system with respect to the right to the principal of and stated interest on, the Note. Any transfer of the right to the principal and stated interest of this Note is valid only if reflected in such book entry system. Upon request of the Lender or any of its successors or assigns, Borrower shall make appropriate entries in its book entry system to reflect a transfer of an interest with respect to this Note.

SECTION 8.        PAYMENTS.

If any payment of principal or interest on this Note becomes due on a Saturday, Sunday or a bank or legal holiday under the laws of the state of New York, such payment will be made on the next succeeding business day and such extension of time will in such case be included in computing interest in connection with such payment. Any payment to be made hereunder will be made at the direction of the holder hereof by wire transfer of immediately available federal funds to an account designated by the holder.

All payments under this Note shall be applied (i) first, to the payment of fees, charges, and expenses, if any, payable by Borrower under this Note, (ii) second, to the payment of accrued interest on the principal amount being paid, and (iii) third, to the repayment of the principal.

SECTION 9.        AMENDMENT AND WAIVER.

Except as otherwise expressly provided herein, the provisions of the Note may not be amended, and Borrower may not take any action herein prohibited, without the prior written consent of the holder of this Note.

SECTION 10.       PLACE OF PAYMENT AND NOTICES AND OBLIGATION TO PROVIDE
                  INFORMATION.

Payments of principal and interest, and notices hereunder, are to be delivered to the Lender at the following address:

         Verizon Media Ventures Inc.
         c/o Verizon Communications Inc.
         37th Floor
         1095 Avenue of the Americas
         New York, New York 10036
         Attn: Executive Director - Corporate Development

Any subsequent holder, successor or assign shall provide Borrower with an alternative address for purposes of delivery of payment and shall give Borrower its name and address and such information as is necessary for Borrower to make the book entries described in Section 7(b).

SECTION 11.       USURY LAWS.

It is the intention of Borrower and the holders of the Note to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under the Note will be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable or receivable under the Note will under no circumstances exceed the maximum legal rate upon the unpaid principal balance of the Note remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it will be deemed a mistake and such excess will be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the principal amount of the Note, or if the Note have been repaid, then such excess will be rebated to Borrower.

SECTION 12.       SEVERABILITY; WAIVER OF NOTICE.

Whenever possible, each provision of this Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Note. To the extent permitted by law, Borrower hereby waives presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of this Note.

SECTION 13.       COSTS OF COLLECTION.

Borrower shall pay to the holder or holders of this Note one half of the fees, costs, and expenses (including reasonable attorneys' fees) incurred in enforcing such holder or holder's rights hereunder or collecting amounts payable hereunder, including fees, costs and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Borrower.

SECTION 14.       SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

This Note shall be binding upon and inure to the benefit of Borrower and the Lender, and their respective successors and assigns. As used herein, the terms "Lender" and "Borrower" shall be deemed to include their respective successors and assigns, whether voluntarily by action of the parties or involuntarily by operation of law. Borrower may, at any time, assign and otherwise transfer all, or any part of this Note to any Person without the consent of Lender. Lender may not sell, assign, pledge or otherwise transfer this Note, or any interest in this Note, prior to the occurrence of the Triggering Event. Thereafter, Lender may assign, sell or otherwise transfer all or any part of this Note to any Person without the Consent of Borrower.

SECTION 15.       NO WAIVER.

No failure or delay by the Lender at any time to enforce one or more of the terms, conditions or obligations of Borrower under this Note to which it is a party shall constitute a waiver of such terms, conditions or obligations or shall preclude the Lender from requiring performance by Borrower at any time. This note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by Lender.

SECTION 16.       GOVERNING LAW; JURISDICTION.

This Note and the rights and obligations of the parties thereunder has been executed and delivered in, and shall be governed by, and construed and interpreted in accordance with, the laws of the state of New York without regard to its principles of conflict of law.

SECTION 17.       SUBMISSION TO JURISDICTION.

BORROWER FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY UNCONDITIONALLY AND
IRREVOCABLY:

SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK;

AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW;

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THIS NOTE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK;

WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO BORROWER IN ACCORDANCE WITH SECTION 16.3 OF THE ASSET PURCHASE AGREEMENT; AND

AGREES THAT ANY LEGAL PROCEEDING AGAINST LENDER ARISING OUT OF OR IN CONNECTION WITH THE NOTE OBLIGATIONS SHALL BE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK.

NOTHING CONTAINED IN THIS SECTION 17 SHALL AFFECT THE RIGHT OF THE LENDER TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED

AGAINST BORROWER OR ANY OF ITS SUBSIDIARIES IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY APPLICABLE LAW.

SECTION 18.       ENTIRE AGREEMENT.

This Note Represents the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten or oral agreements between the parties.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Note on the day and year first written above.

                              BORROWER:

                              USAB VIDEO CORP II, INC., a Delaware corporation

                              By:
                                       -----------------------------------
                              Its:
                                       -----------------------------------

                           PARENT GUARANTEE AGREEMENT



THIS PARENT GUARANTEE AGREEMENT (this "Agreement"), dated as of March 1, 2002, is made by USA Broadband Inc., a Delaware corporation ("Parent"), in favor of Verizon Media Ventures Inc., a Delaware corporation ("Verizon"). Verizon and/or any of is successors, assigns or designees are referred to herein as "Guaranteed Party" in connection with the Deposit Note dated March 1, 2002 (as the same may be amended, modified, restated, supplemented, replaced, renewed, extended, increased, .rearranged and/or substituted from time to time, the "Note"), executed by USAB Video Corp 11, Inc. ("Borrower'), a wholly-owned subsidiary of Parent, in favor of Verizon, payable to the order of Verizon in the principal amount of Two Hundred Fifty Thousand ($250,000).

                                   WITNESSETH:

WHEREAS, Borrower, and Verizon have entered into an Asset Purchase Agreement, dated March 1, 2002 (the "Asset Purchase Agreement") pursuant to which Borrower agreed to purchase the Acquired Assets (as defined in the Asset Purchase Agreement;

WHEREAS, All rights and benefits under Asset Purchase Agreement, and the obligation to pay the consideration for the Acquired Asses reside with the Borrower;

WHEREAS, Borrower desires to make and deliver the Deposit Note to secure the Buyer's performance of certain of its obligations as described in the Asset Purchase Agreement;

WHEREAS, Borrower is a subsidiary of Parent;

NOW, THEREFORE, to induce Verizon to accept the Note and enter into the Asset Purchase Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Parent hereby agrees with Verizon as follows:

SECTION 1.        DEFINED TERMS.

Capitalized terms used herein which are defined in the Note and not otherwise defined herein shall have the meanings specified in the Asset Purchase Agreement or the Notes.

SECTION 2.        GUARANTY OR BORROWER OBLIGATIONS.

Parent hereby guarantees the prompt and complete performance of Borrower under the Note including, without limitation (a) performance of the payment obligations when due (whether at stated maturity, by acceleration, upon prepayment or otherwise), and (b) performance and observance by Borrower of all covenants, agreements and conditions contained in the Note.

SECTION 3.        BORROWER REMAINS LIABLE.

Anything herein to the contrary notwithstanding, (a) Borrower shall remain liable under the Note to the same extent as if this Agreement had not been executed, (b) except to the extent of payments on the Note by the Parent, the exercise by Guaranteed Party of any of the rights hereunder shall not release Borrower from any of its duties or obligations under the Note and (c) Guaranteed Party shall not have any obligation or liability under the Note by reason of this Agreement, nor shall Guaranteed Party be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 4.        REPRESENTATIONS AND WARRANTIES.

Parent hereby represents and warrants as follows:

                  a. Parent is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware. Parent has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Person (including any stockholder of Parent) is required to be obtained or made by Parent or any other Person, in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than those that have been obtained or made and are in full force and effect. This Agreement constitutes a legal valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to the effects of bankruptcy, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

                  b. The execution, delivery and performance of this Agreement will not violate any requirement of Law or be in conflict with, result in a breach of, constitute (alone or with notice or lapse of time or both) a default under or give rise to any right to accelerate any material obligation under any material contractual obligation of Parent and will not result in, or require, the creation or imposition of any Lien on any of its properties or any revenues, income or profits therefrom, whether now owned or hereafter acquired, pursuant to any such requirement of Law or contractual obligation.

                  c. All of the outstanding capital securities of Borrower are owned by Parent.

SECTION 5.        COVENANTS.

Parent hereby covenants that Parent will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence. Parent will cause to be done all things necessary for Borrower to become and remain qualified to conduct business in each jurisdiction where the nature of the business or ownership of property by Borrower may require such qualification. Nothing herein shall be construed to require Borrower to be registered or qualified to do business in the state of New York, merely as a result of making this Note.

SECTION 6.        SEVERABILITY; WAIVER OF NOTICE.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Agreement. Parent hereby waives notice of presentment, demand, notice of protest, notice of acceleration, notice of intent to accelerate and all other demands and notices, in connection with the delivery, acceptance, performance, default or enforcement of the Note(s).

SECTION 7.        COSTS OF COLLECTION.

Parent shall pay to the Guaranteed Party one half of the fees, costs, and expenses (including reasonable attorneys' fees) incurred in enforcing such Guaranteed Party's rights hereunder or collecting amounts payable hereunder, including fees, costs and expenses incurred after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Parent.

SECTION 8.        SUCCESSORS AND ASSIGNS; PARTICIPATIONS AND ASSIGNMENTS.

This Agreement shall be binding upon and inure to the benefit of Borrower, Parent and the Guaranteed Party, and their respective successors and assigns, except that Parent may not assign or transfer any of its rights or obligations under this Agreement other than to an entity which has assets of not less than $23,798,000 following the transfer, without the prior written consent of the Guaranteed Party. As used herein, the terms "Parent," "Guaranteed Party" and "Borrower" shall be deemed to include their respective successors and assigns, whether voluntarily by action of the parties or involuntarily by operation of law. The Guaranteed Party may, at any time assign and otherwise transfer all, or any part of this Agreement to any Person without the consent of Parent.

SECTION 9.        NO WAIVER.

No failure or delay by the Guaranteed Party at any time to enforce one or more of the terms, conditions or obligations of Parent under this Agreement to which it is a party shall constitute a waiver of such terms, or of the Borrower under the conditions or obligations set forth in the Note or shall preclude the Guaranteed Party from requiring performance by Parent at any time. This Agreement shall be automatically terminated nth respect to any Note upon payment of that Note in full or the Cancellation of the Note. Otherwise, this Agreement may not be amended or terminated without the prior written approval of Guaranteed Party and Parent. No waiver of any term or provision hereof shall be valid unless in writing signed by Guaranteed Party.

SECTION 10.       GOVERNING LAW; JURISDICTION.

This Agreement and the rights and obligations of the parties thereunder have been executed and delivered in, and shall be governed by, and construed and interpreted in accordance nth, the laws of the state of New York without regard to its principles of conflict of law.

SECTION 11.       SUBMISSION TO JURISDICTION: WAIVERS.

PARENT FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY UNCONDITIONALLY AND
IRREVOCABLY:

SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK;

AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON THEM IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE SECURED OBLIGATIONS BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW;

WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE GUARANTY OBLIGATIONS BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK;

WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM;

CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, TO PARENT; AND

AGREES THAT ANY LEGAL PROCEEDING AGAINST SECURED PARTY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT IN ANY FEDERAL DISTRICT COURT IN NEW YORK CITY, NEW YORK.

SECTION 12.       ENTIRETY.

This Agreement, together with the Note and the Asset Purchase Agreement, the Bill of Sale and Assignment and Assumption Agreement the Non Disclosure Agreement and the Subcontracts, represents the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.


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                            [SIGNATURE PAGE FOLLOWS]












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IN WITNESS WHEREOF, Parent has caused this Parent Guarantee Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              USA Broadband, Inc.


                              By:
                                       -----------------------------------------
                              Name:
                                       -----------------------------------------
                              Title:
                                       -----------------------------------------


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